UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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FINANCIAL INSTITUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rising to meet the challenge.

Financial Institutions, Inc.

2021 Proxy Statement

LETTER FROM OUR CHAIR

DEAR FELLOW SHAREHOLDERS:

2020 was a year of unprecedented global challenges creating the most difficult operating and financial environment in our history; and we are extremely proud of the effort expended by all of our associates to work through a myriad of challenges to emerge stronger than ever. Management’s rapid activation of our business continuity plan and implementation of initiatives to protect associates and support customers was quick and effective. We thank all our associates for their adaptability and dedication.

Our Board and management worked more closely than ever in 2020, albeit in a virtual format, with additional meetings and interim updates on actions and changing business and economic conditions. There was also regular engagement on strategic priorities and management’s progress in achieving goals established in our 2020 and long-term plans. The Board’s 2020 multi-day annual strategic planning session focused on several topics including economic outlook, technology and the future of banking, transition to agility, line of business profitability and reviews, and business continuity and resiliency.

Our strong corporate governance framework continues to support the company’s strategy and the Board is actively engaged in the oversight of risk, compensation programs, corporate responsibility, diversity and sustainability, and succession planning.

The company has invested in talent and provided meaningful leadership development in recent years, culminating in the February 2021 announcement of an optimized organizational structure to meet evolving customer needs and expectations. Several internal promotions were included in the restructuring, demonstrating our confidence in these individuals to lead our organization as it expands and matures. Their strong experience and industry knowledge will benefit all stakeholders.

The Board continues to focus on its own succession planning and board refreshment. I am pleased to announce two new nominees on this year’s slate of directors: Mauricio Riveros and Mark Zupan. Mauricio and Mark are exceptional candidates who will bring diverse work and life experiences to our Board. I would also like to take this opportunity to thank retiring Board member Karl Anderson for his 15 years of dedicated service. We have benefitted from Karl’s strong legal and banking experiences and leadership of Board committees, and we wish him all the best in his future endeavors.

We believe that strong corporate governance includes consistent engagement with our shareholders and it remains a priority. We look forward to engaging with you and incorporating your feedback and insights.

On behalf of my fellow directors, thank you for investing in Financial Institutions, Inc.

Sincerely,

Robert N. Latella

Chair of the Board

April 29, 2021

Financial Institutions, Inc.

LETTER FROM OUR CEO

FELLOW SHAREHOLDERS:

I am proud of the many accomplishments of our organization in 2020. We successfully navigated the public health and economic crisis by delivering uninterrupted banking, investment and insurance services, providing critical support to our customers and adapting work environments to ensure the health safety of associates and customers.

We also made significant progress on strategic initiatives as demonstrated by growth in loans and deposits, increased liquidity, the successful second quarter launch of our new online and mobile banking platform, a streamlining of processes and operations to enhance customer experiences while driving our efficiency ratio lower, and the execution of capital market activities to provide important balance sheet flexibility. These things were all made possible because of the commitment and dedication of our Board, management team and all Five Star associates.

The events of 2020 also highlighted the issue of social justice. We are committed to supporting our people and fostering a company culture that values and respects all individuals. To further this commitment, we established a Diversity & Inclusion Advisory Council to evaluate effective practices and provide learning opportunities for our leadership and all associates. As CEO, I am committed to doing all we can to support a more inclusive and diverse organization and we look forward to reporting our progress in future reports.

I invite you to attend our Annual Meeting of Shareholders on June 16, 2021, via our virtual meeting at www.virtualshareholdermeeting.com/FISI2021. We made the difficult decision to hold a virtual-only meeting due to ongoing concerns regarding the COVID-19 pandemic. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

We are pleased to once again furnish proxy materials to our shareholders over the Internet. We believe that this process expedites shareholders’ receipt of proxy materials and lowers expenses, while reducing the environmental impact of our meeting.

Whether or not you plan to attend the meeting, in person or virtually, please read the Proxy Statement and vote your shares. Instructions for voting by Internet, phone or mail are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive a full set of materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board’s recommendations.

On behalf of the senior leadership team at Financial Institutions, Inc., we want to thank you for your support and investment in our company. We look forward to executing our strategies and taking advantage of opportunities to deliver enhanced experiences for our associates and customers and stronger returns for shareholders.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 29, 2021

Financial Institutions, Inc.

Financial Institutions, Inc.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2021 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 74.

Meeting Date:	June 16, 2021

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2021

You will need the multi-digit Control Number provided in your proxy materials to access the virtual meeting.

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 21, 2021

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect four directors nominated by the Board of Directors (the “Board”) to serve until the 2024 annual meeting

2.	To approve, on an advisory basis, the compensation of our named executive officers

3.	To approve the Financial Institutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2021 and

5.	To transact such other business as may properly come before the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2021

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, Financial Institutions, Inc. is once again following a Securities and Exchange Commission rule that allows us to furnish proxy materials over the Internet instead of mailing paper copies to each shareholder. Accordingly, beginning on or about April 29, 2021, shareholders were sent a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and the annual report, over the Internet. If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice provides instructions on how to vote via the Internet. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

This proxy statement and the 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020, are available at http://materials.proxyvote.com/317585 and on our website www.fiiwarsaw.com.

2021 Proxy Statement	1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

VOTING

Your vote is important. Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 21, 2021, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2021, we urge you to vote as soon as possible by one of these methods:

By Internet	By Phone	By Mail

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

Shareholders may also vote in person at the annual meeting. For more information on how to vote your shares, please refer to “Voting Matters” on page 74.

By Order of the Board of Directors,

Samuel J. Burruano Jr.

Chief Legal Officer and Corporate Secretary

Warsaw, New York

April 29, 2021

2	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Financial Institutions, Inc. is the parent company for Five Star Bank, SDN Insurance Agency, LLC, Courier Capital, LLC and HNP Capital, LLC, which we collectively refer to in the proxy statement as the “company,” “we” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.”

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees, stock ownership requirements and our codes of conduct, are available on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.” Information available on our website is not a part of, and is not incorporated into, this proxy statement.

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and Chief Executive Officer (“CEO”) are separated. The Board believes that separating these two positions allows each person to focus on his or her individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the company and work to implement our long-term strategic plan. At the same time, our non-executive Chair of the Board can focus his attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members, and providing insight and guidance to our CEO through their regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight and appropriate management of risk and ensures strategic objectives are aligned with our risk appetite. The Board approves our risk appetite statement, enterprise risk management program, BSA-AML Program and underlying risk and compliance programs. Our Board committees conduct primary oversight of certain risks that may affect us. The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, operational, compliance, legal, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee focuses on oversight of financial risks, including those that could arise from our accounting and financial reporting processes. The Board’s Management Development & Compensation (“MD&C”) Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee actively participates in an ongoing review of our succession plan, including discussion regarding the company’s leadership team with a focus on key positions at the senior and executive officer level. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives, and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO, Chief Financial Officer and Treasurer (“CFO”) and Chief Community Banking Officer, regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding executive compensation, corporate governance, performance and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2021, included 22 of our largest shareholders representing 49% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and the Board’s Nominating and Governance (“NG”) Committee and is reflected in adjustments to policies and practices.

2021 Proxy Statement	3

CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with abstentions and broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the Board’s NG Committee will evaluate what is in the best interests of the company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for renomination in the future. Within 90 days of the annual meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate the strong commitment of our Board and Executive Management Committee (“EMC”) (members identified by footnote 1 to Executive Officers listing on page 70) to our performance and sound corporate governance, we have adopted the following share ownership requirements:

Position	Required Ownership
President and CEO	3x Annual Base Salary
Executive Vice Presidents	1.5x Annual Base Salary
Other Members of the Executive Management Committee	1x Annual Base Salary
Non-employee Directors	Shares with a value equal to at least $150,000

Directors and EMC members are required to achieve their stock ownership requirement within five years from their election as director or, in the case of an executive, from the date they were named a member of the EMC. Those subject to the requirements must retain at least 75% of shares we issued to them until they fulfill the ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the EMC.

Pursuant to this policy, directors and EMC members are deemed the owner of: shares they own outright, shares owned by immediate family members residing in the same household, shares of our stock held in the company stock fund of our 401(k) plan, shares acquired upon stock option exercises, shares held in trust for the benefit of the person and unvested time-based restricted shares or units.

In 2020, all directors and EMC members met their stock ownership requirement or are within their five-year window to reach the requirement.

4	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Clawback Provision

Our executive incentive compensation plan documents and award agreements incorporate a clawback provision to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. This provision authorizes us to seek recovery of any payment, bonus, retention award or incentive compensation award that was determined using materially inaccurate information. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the oversight of related party transactions, as defined under Item 404(a) of Regulation S-K. Our Chief Risk Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Board’s Audit Committee to determine whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction would be a related party transaction, the committee decides whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers regulatory requirements and all other factors it deems appropriate using its business judgment.

During 2020, we were not a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2020, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the company.

All loans to our directors and executive officers are subject to limitations contained in and made in conformity with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate Citizenship

Our company’s commitment to corporate citizenship and Environmental, Social and Corporate Governance (ESG) starts at the top. As reflected in committee charters, three of our Board committees, each composed of independent directors, are specifically charged with relevant ESG oversight:

•	The NG Committee supports Board oversight over ESG matters with a specific focus on ensuring sound governance practices within our company, and in particular, over ESG matters. The NG Committee has been tasked with reviewing any shareholder proposal relating to ESG matters and management’s proposed response to such proposals. As it deems appropriate, the NG Committee will consider ESG matters and make recommendations to the Board, or act with respect to, such matters. In addition, the NG Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees.

2021 Proxy Statement	5

CORPORATE GOVERNANCE AND BOARD MATTERS

•	The MD&C Committee oversees the development and implementation of the company’s diversity, social responsibility and human rights related strategies and initiatives. The MD&C Committee supports the company’s Diversity and Inclusion Advisory Council (“D&I Council”), established in 2020.

•	The Audit Committee ensures that the company’s financial-related disclosures appropriately reflect the company’s oversight over ESG matters.

Culture

Our company is mission-based — committed to the promise to put our customers’ financial well-being at the heart of everything we do. We work to build relationships that make a difference and we come to work every day empowered to help our customers, each other and the communities we serve. Our success in maintaining this promise is rooted in our culture, developed to guide our associates in living our promise.

In an ever-evolving world, and in an industry where we are steadily changing to bring our associates and customers into tomorrow, our culture is rooted in basic core values that empower our team to:

•	Work in a welcoming environment of trust, integrity and respect where success is recognized, and careers are encouraged

•	Commit to meet the needs of the communities where we live and work and the performance expectations of our shareholders and

•	Know our customers and respond with products and services that improve their financial well-being.

Our culture and values are memorialized and reinforced in a variety of ways throughout the year and we dedicate time and energy to upholding our commitment to our associates and communities, reinforcing our values through meetings, recognition events and various other channels.

We encourage our associates to live our promise through key actions:

•	Teamwork
–	Partner with others across the organization to get things done
–	Respect and consider the opinions and ideas of others

•	Deliver Excellence Every Day
–	Support and adapt quickly to change
–	Take responsibility and initiative for meeting expectations and goals

•	Do the Right Thing
–	Take action and do what you say you will do
–	Take ownership of mistakes and/or issues and see them through to resolution

•	Care for Our Customers
–	Give customers and coworkers your full attention when interacting with them
–	Follow up to ensure customer needs are met

•	Know Your Stuff
–	Share your knowledge and expertise to empower others to be successful
–	Know our products/services and demonstrate pride in talking about them

By putting our associates first and working to create an active and engaged workforce, we know our customers will be taken care of. Immersing our associates in our culture of integrity, trust and respect, allows us to acquire, grow and maintain meaningful consumer and business relationships across our communities.

We take great pride in offering a comprehensive and competitive total rewards package to our associates. The term “Total Rewards” encompasses the tangible value of a career with us — including base pay, health and welfare benefits, retirement planning, learning and career development opportunities, performance recognition programs, flexible work arrangements, company culture and more.

6	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Advancing Inclusion and Diversity

We believe that maintaining a diverse, inclusive workforce drives our success. Developing and retaining a diverse workforce increases employee engagement, and by reflecting the communities we serve, we more effectively and competitively market ourselves to all segments of our community. We believe that our employees are our most important asset and we celebrate the rich diversity of thought, talent and experiences contributed by all.

Diversity and Inclusion Advisory Council

To further advance our inclusion and diversity goals, we have established the D&I Council to foster an environment that values and welcomes the diversity of perspectives and life-experiences. The D&I Council informs the Director of Human Relations on employment related initiatives and reports directly to the company’s EMC chaired by the Company’s CEO. The D&I Council uses a combination of internal and external points of view to better evaluate effective diversity and inclusion practices across the enterprise. The council is also focused on providing learning opportunities to educate, build inclusion acumen, foster a sense of belonging, motivate positive behavior and attitudes, and provide the skills necessary to address bias constructively.

Gender and Racial Diversity

We are making significant progress toward achieving a gender-balanced workforce. We are pleased to report that at the end of 2020, approximately 70% of our workforce, more than 50% of our officers and 30% of our independent directors were women. Currently, more than 60% of the company’s Operating Committee, a management committee comprised of key senior and emerging company leaders, reflects gender or racial diversity. Additionally, we strive to ensure that all associates are compensated fairly and equitably throughout their career. If we see a disparity for any of our people, we strive to fix it.

Equally important, the Board is composed of Directors with diverse backgrounds and the company’s governance framework is designed to maintain diverse leadership reflective of the communities we serve. Pursuant to our Corporate Governance Guidelines, the NG Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees, either directly or through any third-party search firm. Our Corporate Governance Guidelines also reflect that the NG Committee will identify, recommend and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation. Assuming shareholders approve the slate of candidates recommended for election at the 2021 annual meeting, 30% of the company’s independent directors will be women and 20% will represent racial/ethnic minorities.

Ethics

Code of Ethics

Our company has worked diligently to establish and maintain a strong culture of ethical behavior. Through strong engagement, oversight, communication and training, we set a high expectation of ethical behavior. Expectations for our directors, officers and employees are also memorialized in our Code of Business Conduct and Ethics Policy (“Code of Ethics”) that is annually approved by our Board of Directors. New employees and existing employees (on an annual basis) are required to acknowledge receipt of and compliance with the Code of Ethics.

Additionally, we have a Code of Ethics for the CEO, CFO and senior financial officers that sets additional expectations for honest and ethical conduct and compliance with applicable laws, rules, and regulations applicable to financial related matters (this code of ethics and the Code of Ethics collectively are referred to as “Ethics Codes”). Each applicable employee must annually review and affirm their intent to comply with the Ethics Codes.

Current versions of these codes may be viewed on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.” Exceptions to any provision of the Ethics Codes must be approved by the Chief Compliance Officer. We intend to notify shareholders of any exceptions granted on our website at www.fiiwarsaw.com. We did not grant any exceptions during 2020.

Associates apply the principles of the Ethics Codes into every interaction with other associates, senior leaders, directors, clients, customers, community members and shareholders. The Code of Ethics is applicable to all employees and covers professional conduct, including conflicts of interest, safeguarding of confidential information, financial responsibility, diversity and inclusion.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Red Flag Reporting

We encourage associates to raise any ethical concerns they may have with their managers, our Chief Risk Officer, Chief Ethics Officer or Director of Human Resources. We also provide a secure channel for employees to anonymously raise financial or ethical concerns through Red Flag Reporting. Red Flag Reporting is a third-party company, independent from the company, that allows a safe, secure and confidential way for employees to report unethical behavior within the organization. The system allows employees to report issues twenty-four hours a day by either phone or online and employees can choose to remain completely anonymous.

Whistleblower Policy

Associates may choose to raise concerns through various other channels as outlined in our Whistleblower Policy. The Whistleblower Policy outlines the receipt, review, investigation, response, retentions and treatment of complaints or concerns received by the company involving serious ethical or financial concerns. The policy provides associates the ability to report concerns through the Human Resources Department, Office of the General Counsel and the Red Flag Reporting independent hotline. It provides ways in which reports may be made anonymously and how certain reports will be escalated to the Board’s Audit Committee.

Supporting Our Communities

Our company has a long and proud history in Western New York that goes back to 1817. Our predecessor banks each operated in a rural area and played important roles in helping to meet the deposit and credit needs of traditionally underserved markets. We continue that mission today — across our entire operating footprint.

We know that as an employer, neighbor and steward of the communities where we operate, doing business extends beyond the delivery of banking, insurance and investment solutions. We continually seek ways to serve our communities because we understand that healthy communities support our ability to be successful. Accordingly, we invest in and support the communities we serve through product offerings, financial investments and volunteer activities.

We have made significant investments in products and people to ensure the availability and accessibility of safe, transparent and fair financial products. Offerings include a suite of products tailored to meet the needs of unbanked, underbanked and low-to-moderate income individuals in the communities we serve, as well as programs to assist home buyers with grants and savings programs.

Our Community Development Officer and team of community development loan officers build relationships and partnerships with community groups, civic and governmental leaders to identify and strive to meet the community’s needs for banking services. Our team of community development loan officers provides guidance on the path to homeownership in our urban markets, providing vital home buyer education and financial literacy training.

Our commercial lending team pursues opportunities throughout our footprint for financing affordable housing with debt and equity financing, as well as historic tax credit community development investments. Our goal is to advance housing opportunities and local community development by subsidizing projects for very low, low and moderate-income families.

We support organizations by investing in communities through donations, community sponsorships and grants. We provide financial support for numerous community events, festivals, youth sporting events and school functions. Through the award of grant dollars, we support programs and organizations that empower individuals and neighborhoods in the communities we serve. The focus areas for support are affordable housing, economic development, neighborhood revitalization and stabilization, and community services targeted to low-to-moderate income individuals.

Our associates give freely of their time, talent and financial resources, and many participate as volunteers, trustees and committee members of charitable organizations. Giving back is a high priority for all of us at Five Star Bank, Courier Capital, HNP Capital and SDN Insurance.

Additional details of our community support initiatives are provided in the 2020 Five Star Bank Community Report, available on the Five Star Bank and Financial Institutions, Inc. Investor Relations websites.

8	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Environmental Sustainability

We are committed to continuously improving the environmental sustainability of our business by promoting sustainable and environmentally friendly practices. We strive to reduce the impact of our operations through decreased energy consumption, increased recycling and the thoughtful use of resources and materials.

Green Construction

Two new bank branch locations are under construction in Buffalo, New York and we are committed to the use of green and energy efficient materials in our new office construction. Materials sourced for these locations have received certifications from Cradle to Cradle, Declare, Forest Stewardship Council, Green Square, and GreenGuard. Additionally, we are committed to the use of materials with a high percentage of recycled content when possible.

Paper Policy

We strive to reduce the use and increase the recycling of paper across our operations. In 2020, we reduced our consumption of printer paper by approximately 30% compared to 2019. Additionally, 100% of the printer paper we purchased in 2020 was certified by the Sustainable Forestry Initiative.

Impact of Annual Meeting of Shareholders

In 2020, we adopted the notice and access method to deliver proxy materials over the Internet instead of mailing paper copies. This action significantly reduced the number of annual reports and proxy statements printed and decreased the environmental impact of our proxy materials. In addition, the paper used for printing the reduced quantity of annual reports and proxy statements was certified by the Forest Stewardship Council (FSC). These actions will be taken for the 2021 Annual Meeting of Shareholders as well.

Corporate Strategy and Enterprise Risk Management

Our Board of Directors regularly reviews our strategy, the environment in which we operate and the progress we are making toward the goals we set. Our strategy clearly defines strategic priorities and contains annual and multi-

year plans to deliver on these priorities. We remain committed to an effective and efficient risk and control environment and our long-term strategy is firmly linked to an enterprise risk management (“ERM”) program.

Risk is an inherent part of our daily business and activities as a financial services institution. The company’s success and reputation depend on effectively managing all risks it faces to the benefit of our shareholders, customers and other stakeholders. We do this through robust, comprehensive risk management policies, controls and training. The company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks and minimize potential adverse impact on operating performance and financial condition.

Effective risk management, which is further supported by our company-wide ERM framework, is a priority for the company’s leadership, and senior management requires thorough and frequent communication and the appropriate escalation of risk matters. Accordingly, the ERM framework integrates risk management into a comprehensive company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the company. The company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling them to effectively challenge business leaders. They are responsible for the definition of policies and frameworks for the management of risk across the company.

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk-management culture that is incisive and knowledgeable and subject to ongoing review and enhancement.

Our Board of Directors oversees the ERM framework, fulfilling this responsibility through the Risk Oversight Committee, which is composed of independent directors. The Board’s MD&C Committee reviews our Chief Risk Officer’s annual evaluation and certification of the design and operation of all incentive compensation plans prior to any award grant discussion. The MD&C Committee ensures that incentive compensation arrangements for all employees do not encourage inappropriate risk-taking.

2021 Proxy Statement	9

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the Securities and Exchange Commission (the “SEC”) and Nasdaq and has no relationship with us that would interfere with the exercise of his or her independent judgment. The Board and its NG Committee have determined that each of our directors, except for President and CEO Martin K. Birmingham, and each of our director nominees is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s NG Committee is responsible for reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

The NG Committee intends to select nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the company’s business environment, ability to make time commitments to the company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences and areas of expertise. The pool of candidates from which the NG Committee recommends nominees will include female and racially/ethnically diverse candidates, and the NG

Committee will instruct any third-party search firm it engages to include female and racially/ethnically diverse candidates in such pool. The NG Committee will identify, recommend and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation in addition to the qualities highlighted above. The Board seeks to balance the value that longevity of director service can bring to the company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The self-evaluation process, which is established by the Board’s NG Committee, involves the completion of annual written evaluations for each director and the full Board, review and discussion of the results of the evaluations by both the committee and full Board and the consideration of actions to address any issues. In addition, as part of the evaluation process of director, board and committee performance, the Chair of the Board meets with each director individually.

Shareholder Nominees

The NG Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board — Nominating and Governance Committee” on page 22.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

10	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at ten members but will be increased to eleven members at the call to order of the annual meeting and upon the retirement of current director Karl V. Anderson Jr. and the election of the four director nominees:

•	Dawn H. Burlew

•	Robert N. Latella

•	Mauricio F. Riveros and

•	Mark A. Zupan, PhD

Each of these individuals has been nominated by the Board of Directors, upon the recommendation of the NG Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2024 and until his or her respective successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the company’s shareholders. As of the date of this proxy statement, the company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of the NG Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes and skills considered by the NG Committee and the Board.

Ages shown are as of December 31, 2020. No director, director nominee, or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Dawn H. Burlew, Robert N. Latella, Mauricio F. Riveros

and Mark A. Zupan, PhD and recommends that you vote “FOR ALL NOMINEES”

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PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATION OF DIRECTORS

DIRECTOR NOMINEES

Dawn H. Burlew

Director Since: 2017	Term Expires: 2021
Age: 56	Independent
Director of Government Affairs & Business Development, Global Government Division of Corning Incorporated, since 2008 Town of Erin Supervisor since 2014

Prior Business Experience

–	Corning Incorporated: Corporate Real Estate Portfolio Manager (2002–2008); Progressive corporate and management roles (1984–2002)

Current Nonprofit Boards

–	Bethany Village (Chair)
–	Chemung County Industrial Development Agency
–	Chemung County Property Development Corp.
–	Chemung County Chamber of Commerce
–	Corning Community College Development Foundation
–	Corning Community College Housing LLC
–	Corning’s Gaffer District
–	Donald Guthrie Foundation
–	Guthrie Corning Hospital (Treasurer)
–	Incubator Works
–	Southern Tier Economic Growth (“STEG”)
–	Southern Tier Regional Economic Development Council Loan Fund
–	Southern Tier Regional Economic Development Council
–	Three Rivers Development Corp. (Vice Chair)
–	Regional Economic Development and Energy Corporation (“REDEC”) (Past Chair)
–	Watson Homestead Conference & Retreat Center (Treasurer)

Education

–	Cazenovia College and Keuka College

Robert N. Latella

Director Since: 2005	Term Expires: 2021
Chair: Since 2014
Age: 78	Independent
Of Counsel at the law firm Barclay Damon, LLP since 2009

Prior Business Experience

–	Chief Operating Officer of Integrated Nano-Technologies, LLC (2009 to 2019)
–	Vice Chairman of the Board of the Company (2012–2014)
–	Partner of Barclay Damon, LLP (2004 to 2009)
–	Chief Operating Officer of the Genesee Corporation
–	Chief Financial Officer of The Case Hoyt Corporation
–	Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–	Genesee Corporation

Past Other Company Boards

–	Marine Midland Bank–Rochester

Current Nonprofit Boards

–	University of Rochester Medical Center (Member, Executive Committee, Audit and Risk Assessment Committee Chair, Prior Chair of the Board)
–	Highland Hospital of Rochester (Senior Member of Board and Former Chair)
–	Highland Community Development Corporation
–	Highland Living Center
–	The Highlands at Brighton

Past Nonprofit Boards

–	Former Trustee and Chair of Monroe Community College
–	Monroe Community College Foundation, Inc.
–	Served on several additional community and not-for-profit boards

Education

–	Fordham College
–	LLB, Vanderbilt University School of Law
–	LLM, New York University School of Law

12	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Mauricio F. Riveros

Director Since: New Nominee
Age: 45	Independent
Chief Operating Officer, The Pike Companies LTD. since March 2021 Chief Innovation Officer of The Pike Company since 2014

Prior Business Experience

–	President of LECESSE Construction Services, a division of The Pike Companies, LTD. (2017–March 2021)
–	The Pike Company: Vice President – Project Controls (2011–2014) and Director of Retail Division (2007–2011)
–	President of Riveros Contracting (2004–2007)
–	National Director of Canadian Executive Service Organization (Bolivia) (2003–2004)
–	Director of Strategic Planning for the Government of Bolivia (1999–2003)

Current Nonprofit Boards

–	Center for Governmental Research
–	Roberts Wesleyan College
–	St. Ann’s Community
–	YMCA of Greater Rochester

Education

–	Master of Economic Law, La Universidad Andina Simon Bolivar (Bolivia)
–	Law Degree, La Universidad Catolica Boliviana (Bolivia)

Mark A. Zupan, PhD

Director Since: New Nominee
Age: 61	Independent
President of Alfred University since 2016

Prior Business Experience

–

Simon Business School at the University of Rochester: Director of the Bradley Policy Center and Olin Professor of Economics and Public Policy, (2014–2016) and Dean and Professor of Economics and Public Policy (2004-2014)

–	Dean and Professor of Economics at Eller College of Management, University of Arizona (1997–2003)
–	Visiting Professor, Amos Tuck School of Business Administration at Dartmouth College (Fall 1995)
–	Marshall School of Business at the University of Southern California: Associate Dean (1992–1994), Associate Professor (1991–1996) and Assistant Professor (1986–1991)

Past Public Company Boards

–	Constellation Brands
–	PaeTec Holding Corporation
–	Steuben Trust Company

Current Nonprofit Boards

–	Allegany County Economic Development Committee

Past Nonprofit Boards

–	Harley School
–	Western New York Regional Economic Development Council
–	United Way of Southern Arizona

Education

–	Harvard University
–	Ph.D., Massachusetts Institute of Technology (MIT)

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Martin K. Birmingham

Director Since: 2013	Term Expires: 2022
Age: 54
President and Chief Executive Officer of the Company and the Bank since March 2013

Prior Business Experience

–	President and Chief of Community Banking of the Bank (2012–2013); Commercial Banking Executive and Rochester Region President (2005–2012)
–	President, CEO and Director of subsidiary, The National Bank of Geneva, 2005
–	President of Rochester Region, Bank of America (2004–2005)
–	Progressive corporate banking roles including Regional President, Fleet Financial Group (1989–2004)

Current Nonprofit Boards

–	Federal Reserve Bank of NY Community Depository Institutions Advisory Council
–	New York Bankers Association (Treasurer)
–	AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)
–	Greater Rochester Chamber of Commerce
–	MCC Foundation
–	St. John Fisher College (Former Chair)
–	The Business Council of New York State
–	University of Rochester Medical Center

Past Nonprofit Boards

–	The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–	St. Lawrence University
–	MBA, Simon Business School at the University of Rochester
–	Honorary Doctorate of Humane Letters, St. John Fisher College

Donald K. Boswell

Director Since: 2017	Term Expires: 2023
Age: 69	Independent
President and CEO of the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 1998

Prior Business Experience

–

North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996–1997); Vice President of Marketing and Corporate Development (1986–1996); and Vice President of Development (1982–1986)

–	KCTS-TV, Seattle: Vice President of Development (1981–1982)
–	WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977–1981)

Current Private Company Boards

–	New Era Cap Company

Past Other Company Boards

–	HSBC Bank USA, N.A.

Current Nonprofit Boards

–	43 x 79 Group
–	American Public Television
–	AAA of Central and Western New York, Inc.
–	AAA National Board
–	American Friends of the Art Gallery of Ontario (Chair)
–	Independent Health
–	The John R. Oishei Foundation
–	PBS (Past Vice Chair)

Education

–	Pennsylvania State University; BS and M.Ed.
–	Management Development Certificate, The Wharton School at The University of Pennsylvania
–	Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

14	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Andrew W. Dorn Jr.

Director Since: 2014	Term Expires: 2023
Age: 70	Independent
Co-Managing Director and Director of Government and Community Relations of Energy Solutions Consortium, LLC, a private company focused on the development of combined cycle power generation, since 2015

Prior Business Experience

–	Managing member of Moundsville Power LLC (2012–2015)
–	Chairman and Chief Financial Officer of Demand Response Partners, Inc. (2008–2015)
–	President and Chief Investment Officer of Hunterview LLC (2008–2013)
–	Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997–2008)
–	Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994–1997)

Past Public Company Boards

–	Great Lakes Bancorp

Current Nonprofit Boards

–	D’Youville College (Former Chairman)
–	Health Foundation for Western & Central New York
–	The Western New York Foundation

Past Nonprofit Boards

–

Brooks Memorial Hospital (Vice Chairman); Buffalo Urban League; Chautauqua County Fund for the Arts (Chairman); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chairman); and several additional boards in Erie and Chautauqua counties

Education

–	University at Buffalo–State University of New York
–	MBA, Canisius College

Robert M. Glaser

Director Since: 2014	Term Expires: 2023
Age: 74	Independent
Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

Prior Business Experience

–	Retired Chairman of the Board of Freed Maxick CPAs, P.C. (2011–2015)
–	Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chairman and Managing Director (1994–2011)
–	Price Waterhouse (1968–1981)

Former Appointed Positions

–	Chairman of the Erie County Fiscal Stability Authority
–	Independent Judicial Election Qualification Commission for the Eighth Judicial District

Current Private Company Boards

–	NA Realty Fund I and NA Realty Fund II
–	Noco, Inc.

Past Nonprofit Boards

–	Audit Committee for Kaleida Health
–	CPA Associates, Inc.
–	Served on several not-for-profit and cultural boards in Western New York

Education

–	Canisius College

2021 Proxy Statement	15

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Samuel M. Gullo

Director Since: 2000	Term Expires: 2022
Age: 72	Independent
Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 Real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

Prior Business Experience

–	Owner and Chief Executive Officer of American Classic Outfitters (2002–2009)
–	Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Nonprofit Boards

–	Vice Chairman and Director of the Wyoming County Business Center

Past Nonprofit Boards

–	Current member, past Director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)
–	Iroquois Trail Council, Boy Scouts of America

Education

–	Niagara University

Susan R. Holliday

Director Since: 2002	Term Expires: 2023
Vice Chair Since: 2020
Age: 65	Independent
Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web design and development firm, since 2011

Prior Business Experience

–	President and Publisher of the Rochester Business Journal (1988–2016)

Past Public Company Boards

–	Rochester Gas & Electric Corp

Current Private Company Boards

–	Complemar Partners, Inc.

Past Other Company Boards

–	Key Bank of New York

Current Nonprofit Boards

–	Common Ground Health (Vice-Chairman, Regional Consortium on Health Care)
–	Greater Rochester Chamber of Commerce (Past Chair)
–	Health Care Trustees of New York State (Vice Chair)
–	Rochester Institute of Technology (Vice Chair)
–	University of Rochester Medical Center (Past Chair)

Past Nonprofit Boards

–	Rochester Museum & Science Center (Chair)
–	United Way of Greater Rochester (Vice Chair)
–	Served on several additional community and not-for-profit boards

Education

–	Cornell University
–	MBA, Rochester Institute of Technology

16	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR CONTINUING IN OFFICE                                         RETIRING DIRECTOR

Kim E. VanGelder

Director Since: 2016	Term Expires: 2022
Age: 56	Independent
Chief Information Officer of Eastman Kodak Company, a global technology company focused on print and advanced materials and chemicals.

Prior Business Experience

–

Progressive information technology roles at Kodak including leading the group responsible for defining Kodak’s global information technology architecture and standards and building the organization responsible for supporting Kodak’s worldwide SAP implementation. Also served as Director of Worldwide Customer Operations from 2011 to 2014

Current Nonprofit Boards

–	Rochester Institute of Technology
–	Western New York Society for Information Management

Past Nonprofit Boards

–	Rochester Area Community Foundation
–	Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–	Rochester Institute of Technology

Karl V. Anderson Jr.

Director Since: 2006	Term Expires: 2021
Age: 74	Independent
Of Counsel at the law firm Mullen Associates PLLC (formerly Snavely, Plaskov and Mullen, PLLC) since 2016

Prior Business Experience

–	Has practiced law in Western New York since 1972 and operated a solo law practice from 2009 to 2016
–	Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005
–	President and Chief Executive Officer of Bank of Avoca from 1981 to 2002 when it was acquired by the company, and a director from 1980 to 2002

Past Non-Profit Boards

–	Ira Davenport Memorial Hospital in Bath, New York (Board President)
–	District Director for Boy Scouts of America

Education

–	University at Buffalo–State University of New York
–	JD, Albany Law School

2021 Proxy Statement	17

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTOR QUALIFICATIONS

The following areas of experience are among those we believe make our nominees and directors continuing in office qualified to serve as members of our Board of Directors.

Director	Bank Industry	Corporate / Strategic Development / M&A	Leadership	Public Board	Risk Oversight	Nonprofit Board / Community Development	Public Policy / Government Relations	Technology
Birmingham	✓	✓	✓		✓	✓	✓
Boswell		✓	✓		✓	✓	✓	✓
Burlew		✓	✓		✓	✓	✓
Dorn	✓	✓	✓	✓	✓	✓	✓
Glaser		✓	✓		✓	✓	✓
Gullo		✓	✓		✓	✓
Holliday, Vice Chair		✓	✓	✓	✓	✓		✓
Latella, Chair		✓	✓	✓	✓	✓
Riveros		✓	✓		✓	✓	✓	✓
VanGelder		✓	✓		✓	✓		✓
Zupan, PhD		✓	✓	✓	✓	✓	✓	✓

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PROPOSAL 1. ELECTION OF DIRECTORS

DIVERSITY AND TENURE OF OUR DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

2021 Proxy Statement	19

PROPOSAL 1. ELECTION OF DIRECTORS

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board believes that its directors and director nominees bring the following skills, experience and expertise, among others, to the Board as a result of their experience and perspectives:

✓  Accounting & preparation of financial statements

✓  Active involvement in educational, charitable and community organizations in the communities we serve

✓  Business ethics

✓  Complex regulated industries

✓  Compliance

✓  Community development

✓  Corporate governance

✓  Credit evaluation

✓  Demonstrated management ability

✓  Extensive experience in the public, private or nonprofit sectors

✓   Government, public policy & regulatory affairs

✓   Human capital management

✓   Knowledge of growth markets

✓   Leadership and expertise in their respective fields

✓   Operations

✓   Public company boards

✓   Reputational considerations

✓   Risk management

✓   Strategic thinking

✓   Technology and cyber security

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments and act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2020, our Board of Directors met 13 times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve.

The Board has six standing committees: Audit, Executive, MD&C, NG, Risk Oversight and Technology & Data. All committees are comprised of independent directors. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities. Committee charters are reviewed at least annually by the Board and are available on our website at www.fiiwarsaw.com by clicking on “Governance”, then on “Governance Documents.”

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PROPOSAL 1. ELECTION OF DIRECTORS

The current composition of each committee of the Board and the number of meetings each committee held in 2020 are provided below.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating and Governance Committee	Risk Oversight Committee	Technology & Data Committee
Anderson	✓				Chair
Boswell	✓			✓		✓
Burlew			✓		✓	✓
Dorn		✓	Chair		✓
Glaser	Chair
Gullo	✓		✓
Holliday, Vice Chair		✓	✓	Chair
Latella, Chair		Chair
VanGelder				✓	✓	Chair
2020 Meetings	8	9	8	6	6	6

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to financial controls and disclosures. The primary roles of the Audit Committee are to:

●	Serve as an independent and objective party to oversee the integrity of our financial statements and accounting and financial reporting process.

●	Monitor our compliance with legal and regulatory requirements relative to financial controls and disclosures.

●	Review and assess the performance of our internal audit department.

●	Ensure that our financial related disclosures appropriately reflect our oversight over ESG matters.

●	Select and regularly assess the performance of our independent public accounting firm.

●	Monitor the qualifications, independence and performance of our independent public accounting firm.

●	Oversee our system of disclosure controls and procedures.

●	Oversee our internal controls over financial reporting.

●	Oversee our compliance with ethical standards.
●	Provide an open forum for communication among the independent public accounting firm, senior management, the internal audit department, and the Board.

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

Mr. Glaser is an “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to strategic planning. The Executive Committee’s primary roles are to:

●	Make recommendations to the Board and assist the Board in its oversight responsibility for strategic planning, and merger, acquisition, branching and other business expansion proposals.

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PROPOSAL 1. ELECTION OF DIRECTORS

●	Act on behalf of the Board on resolutions involving routine or operational matters, and such other matters as are specifically delegated to the Executive Committee by the Board, subject to the limitations set forth in our Bylaws and the laws of the State of New York.

The Executive Committee is required to meet at least four times annually.

Management Development & Compensation Committee

The MD&C Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to the attraction and retention of the company’s senior leadership and the company’s management compensation policies and practices. The MD&C Committee’s primary roles are to:

●	Oversee the development and implementation of our plans, policies and programs for the development of senior leadership and the succession plan for executive officers.

●	Determine and approve the compensation of our Chief Executive Officer (“CEO”) and other executive officers and review and approve the incentive compensation policies and programs.

●	Review and approve the annual Compensation Discussion and Analysis (“CD&A”) for our annual proxy statement.

●	Oversee the development and implementation of our diversity, social responsibility, and human rights related strategies and initiatives.

The MD&C Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating and Governance Committee

The NG Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to governance matters. The NG Committee’s primary roles are to:

●	Identify qualified individuals to become directors.

●	Recommend to the Board qualified director nominees for election at the shareholders’ annual meeting.

●	Determine membership on the Board committees, with input from appropriate resources including the Board Chair.

●	Regularly review and monitor the Corporate Governance Guidelines.

●	Conduct annual self-evaluations of the Board and Board committees.

●	Develop and administer orientation and development programs for directors.

●	Support Board oversight over ESG, with specific focus on ensuring sound governance practices over ESG.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The NG Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interests of the company and its shareholders.

The NG Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current needs for diversity, geographic connections to the company’s market region and professional expertise in its process of evaluating director candidates. The NG Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the NG Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool.

Our Corporate Governance Guidelines task the NG Committee with composing a Board of Directors that reflects diverse experience, gender, race, personal qualities and accomplishments. The committee

22	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

implements this policy through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process. Pursuant to our Corporate Governance Guidelines, the NG Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees, either directly or through any third-party search firm.

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The NG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed.

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to risk oversight. The Risk Oversight Committee’s primary roles are to provide oversight of:

●	Our enterprise risk management framework.

●	Our capital, liquidity and funding planning and strategy.

●	Our risk appetite statement, including risk tolerance levels and limits.

●	The performance of our risk management function.

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives, reviewing our enterprise risk management framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the committee receives quarterly updates from management on our cybersecurity risk profile and cybersecurity program initiatives.

Technology & Data Committee

The Technology & Data Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to technology and enterprise data management. The Technology & Data Committee’s primary role is to oversee major technology investment, strategy, operational performance and trends that might affect our operations.

The Committee’s responsibilities include:

●	Review and oversee significant technology and enterprise data related strategies, investments and expenditures.

●	Monitor and evaluate existing and future trends in technology and the financial service industry’s use of technology; assess and make recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance.

●	Monitor and evaluate existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value.

The Technology & Data Committee is required to meet at least four times annually.

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

During 2020, directors were eligible to receive annual cash retainers for serving on our Board of Directors and the board of directors of the Bank, our wholly-owned subsidiary. Directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We also reimburse directors, other than the chair, for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the Board and the board of directors of the Bank, including the leadership roles noted below:

	Company	Five Star Bank
Annual Retainer Fees:
Chair	$70,000	$35,000
Vice-Chair and Chair of the NG Committee	47,000	23,000
Chair of the Audit and Executive Committees	40,000	20,000
Chair of the Risk Oversight Committee	37,000	20,000
Chair of the MD&C and Technology & Data Committees	37,000	18,000
Other Directors	33,500	16,500

Non-employee members of the Board also received a grant of restricted shares with a value of $25,000 on June 17, 2020, the date of the 2020 annual meeting of shareholders. The number of shares issued was based upon the closing price of the company’s common stock on the date of the grant.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our 2021 annual meeting of shareholders. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2020 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

Directors who have not met their individual share ownership requirements are required to elect to receive at least 50% of their annual retainer in an equivalent grant of shares of common stock. For additional information regarding our stock ownership requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 4.

24	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Compensation paid to directors in 2020 for service on the Boards of both the company and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Karl V. Anderson Jr.	57,000	24,985	—	81,985
Donald K. Boswell	50,000	24,985	—	74,985
Dawn H. Burlew	50,000	24,985	—	74,985
Andrew W. Dorn Jr.	55,000	24,985	—	79,985
Robert M. Glaser	60,000	24,985	—	84,985
Samuel M. Gullo	50,000	24,985	—	74,985
Susan R. Holliday	70,000	24,985	—	94,985
Robert N. Latella	105,000	24,985	9,000	138,985
Kim E. VanGelder	55,000	24,985	—	79,985

(1)

Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2020: Ms. Burlew—1,252 shares, Mr. Glaser—3,009 shares, Mr. Latella—1,422 shares, and Ms. VanGelder—2,756 shares.

(2)	Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 1,422 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director.

(3)	Each director held 711 shares of unvested restricted stock awards as of December 31, 2020. No director held any stock options as of December 31, 2020.

(4)	Car allowance of $750 per month for service as Chair of the Board during 2020.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, either in person or virtually, absent extenuating circumstances. All directors attended last year’s virtual annual meeting.

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PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting.

Our executive officers, including our named executive officers, as identified in “Executive Compensation — Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2020 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2021 Annual Meeting of Shareholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for the 2020 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers (“NEOs”). These NEOs are:

Name	Title (1)
Martin K. Birmingham	President and Chief Executive Officer
Justin K. Bigham	Executive Vice President, Chief Financial Officer
Joseph L. Dugan (2)	Former Senior Vice President, Chief Experience and Go To Market Officer
Sean M. Willett	Senior Vice President, Chief Administration Officer
Craig J. Burton	Senior Vice President, Commercial Real Estate Executive
William L. Kreienberg (3)	Former Executive Vice President, Chief Banking and Revenue Officer

(1)

Title as of December 31, 2020. As of February 8, 2021, Mr. Bigham’s title became Executive Vice President, Chief Community Banking Officer; Mr. Willett’s title became Executive Vice President, Chief Administrative Officer; and Mr. Burton’s title became Senior Vice President, Commercial Real Estate Executive and Finger Lakes/Southern Tier NY Regional President in connection with the optimization of our organizational structure.

(2)	Mr. Dugan‘s employment and his position as Senior Vice President, Chief Experience and Go To Market Officer ended on February 12, 2021.

(3)	Mr. Kreienberg‘s employment with the company and his position as Executive Vice President, Chief Banking and Revenue Officer ended on June 26, 2020.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Shareholder Input and Outreach
3.	Compensation Philosophy and Best Practices
4.	Program Elements and Pay Decisions
5.	Compensation Process
6.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Business Performance Highlights

2020 was a year of strong performance across an array of key outcomes despite the challenges presented by the COVID-19 pandemic.

We have delivered uninterrupted critical banking services to our customers and continue to modify operations to keep our customers and associates safe. Early in the pandemic, a series of solutions was implemented to support our customers, which included the temporary waiving or elimination of fees and the opportunity for loan payment relief or deferrals. We also helped 1,700 small businesses obtain approximately $270 million of Paycheck Protection Program (“PPP”) loans in 2020, preserving an estimated 18,000 jobs in our markets. Our strong community support continued as well through grants, donations and investments.

Significant progress was achieved on fundamental strategic objectives in 2020.

●	Total loans increased $374.2 million, or 12%.
–	$248.0 million of the increase was attributable to the PPP loan program.

●	Charge-offs remained low at 0.40% of average loans in the current year compared to 0.37% in 2019.

●	Total deposits increased $722.7 million, or 20%, primarily due to growth in non-public demand and reciprocal deposits.

●	Available committed liquidity increased from $793 million at year-end 2019 to $1.033 billion at year-end 2020.

●	To deliver enhanced digital capabilities to our customers during a time when at-home access was critical, we successfully completed the second quarter launch of our new online and mobile platform, Five Star Bank Digital Banking.
–	Platform enhances the user experience for consumer and commercial customers across all devices.

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EXECUTIVE COMPENSATION

–

Five Star Bank Digital Banking provides a single dashboard to make payments and deposits, transfer and send money, create budgets, set financial goals and easily integrate external investment, loan and other transactional accounts.

●	Our enterprise standardization program resulted in a streamlining of processes and operations to enhance customer experiences while driving our efficiency ratio lower — to 60.22% in 2020 as compared to 60.59% in 2019.

●	In December, we announced the planned acquisition of a Rochester-based insurance brokerage firm. We expect this acquisition to expand our insurance business in Rochester and the Finger Lakes region, an important growth market for our Company. The transaction represents a continuation of our long-term strategy to diversify revenue and was completed on February 1, 2021.

We took two actions during the fourth quarter to provide important flexibility in managing our balance sheet. A $35 million subordinated debt offering was completed in October to provide capital for use in serving our customers, taking advantage of growth opportunities and strengthening Five Star Bank’s capital ratios. In November, a stock repurchase program was established for up to approximately 5% of outstanding common shares.

Key statistics for 2020 include:

●	Net income was $38.3 million compared to $48.9 million in 2019. Diluted earnings per share (“EPS”) of $2.30 was $0.66 lower than 2019.
–

The primary driver of the decrease in net income was an increase in provision for credit losses, $19.1 million higher in 2020 than 2019. The increase was driven by the adoption of the current expected credit loss (“CECL”) standard and uncertainty around the long-term impact of the COVID-19 pandemic on the economic environment. The increase in the provision for credit losses was driven by an increase in the forecasted national unemployment rate (our CECL primary loss driver) and will not necessarily result in actual credit losses.

●	Pre-tax pre-provision income was $72.9 million(1), the highest in company history and an increase of $5.4 million from 2019.
●	Net interest income of $139.0 million was $9.1 million, or 7.0%, higher than 2019.

●	Net interest margin was 3.22%, six basis points lower than 2019 as a result of the interest rate environment, lower-yielding PPP loans and excess liquidity.

●	Noninterest income of $43.2 million was $2.8 million, or 7%, higher than 2019.

●	Common book value per share increased 6.7% from 12/31/2019.

●	Dividends of $1.04 per common share were declared in 2020, an increase of $0.04 or 4% from 2019.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliation in Appendix B.

2020 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence and alignment with shareholder interests. We believe our programs accomplish this by:

1.

Operating in a pay-for-performance environment by tying a significant portion of compensation to the achievement of performance goals aligned with the Company’s annual business plan, long-term strategic plan and ongoing shareholder value creation.

2.	Establishing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent.

The coronavirus (“COVID-19”) pandemic significantly impacted our Company throughout 2020. Our NEOs proactively navigated the public health, economic and social disruptions that impacted our business, employees and customers. Our NEOs and management teams also effectively implemented government financial aid and customer loan accommodations.

Given the unprecedented nature of the pandemic, the MD&C Committee decided to regularly assess and monitor the impact on compensation programs throughout 2020 to ensure any decisions for discretion or adjustment consider the full scope of pandemic impact over time. At the onset of the pandemic, the MD&C Committee discussed COVID-19 matters as standing agenda items at each regularly scheduled Committee

28	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

meeting. With guidance from our independent compensation consultant, the MD&C Committee developed and abided by a framework for evaluating the COVID-19 impact and response strategies to foster robust discussion and analysis of material factors impacting compensation programs.

The MD&C Committee partnered with our independent compensation consultant and management throughout 2019 and 2020 to inform 2020 executive compensation program decisions. Details of 2020 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A. These highlights include:

●	Exercising prudent discretion in determining the Annual Incentive Plan “AIP” payouts resulting from thoughtful monitoring, evaluation and consideration of the impact of COVID-19 on variable performance-based compensation program decisions.

●	Replacing CAMELS gateway performance metric in the AIP and LTIP programs with Tier I Capital ratio following our implementation of the Basel III framework to strengthen our foundational focus on capital quality.

●	Introducing relative Return on Average Equity (“rROAE“) as a performance metric of the Performance-based Restricted Stock Unit (“PSU”) awards equity component of NEO compensation.

Our executive compensation program design consists of the elements below at target level performance:

CEO Compensation Mix

Other NEO Average(1) Compensation Mix

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EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievement of individual performance goals, achievements and development in 2020, competitive considerations and changes in scope/responsibilities
Annual Incentive Plan (“AIP”) (Cash)(1)	● Motivate and reward NEOs for achievement of strategic and execution-based goals over a one-year period

Gateway criteria for award payout:

● Meet or exceed target capital funding levels measured using Basel III framework

● NEO must be employed on date of payment

● Minimum satisfactory performance evaluation rating in NEO’s annual review

Company performance component: business performance metrics for 2020:

–  EPS (40%)

–  Total Loan Growth (20%)

–  Core Deposit Growth (20%)

–  Net Charge-offs (20%)

Individual performance component: 25% of NEO award can be adjusted up or down based on individual performance

Long-Term Incentive Plan (“LTIP”) – Time-Vested RSU	● Promotes retention of talent ● Aligns NEO interests with long-term shareholder value creation ● Promotes meaningful stock ownership	● 50% of total long-term incentive at target ● RSU awards vest three years from the date of grant based on continued satisfactory employment ● NEO must be employed on the date of vesting
Long-Term Incentive Plan (“LTIP”) – relative Return on Average Equity (rROAE) PSU	● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  Positive absolute ROAE for the measurement period

–  NEO must be employed on date of vesting

● rROAE PSU awards based on the company’s three-year ROAE relative to the SNL Small Cap U.S. Bank & Thrift Index

● 100% of award is subject to forfeiture if relative ROAE performance is below the 30th percentile of the index

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EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Long-Term Incentive Plan (“LTIP”) – ROAA PSU	● Incentivize NEO achievement of long-term value creation through achievement of strategic business objectives

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must be employed on date of vesting

● ROAA PSU awards based on achievement of three-year average ROAA performance goals for the three-year performance period

(1)

Mr. Burton, our Senior Vice President, Commercial Real Estate Executive, participates in the Commercial Real Estate Incentive Plan (“CREIP”), an annual incentive program aligned to his executive management responsibilities for our Commercial Real Estate portfolio and team, instead of participating in the AIP. The CREIP is discussed below. Accordingly, Mr. Burton’s compensation is not reflected in the chart showing average compensation mix for NEOs other than the CEO.

2020 AIP Results

Our CEO earned a 2020 AIP award of 57.7% of his base salary and our NEOs earned 2020 awards ranging from 30.0% to 41.4% of base salary. 2020 AIP results measured by the performance of EPS, total loan growth, core deposit growth and net charge-offs/average loans resulted in a calculated payout of 71.7% of target under the AIP.

The MD&C Committee thoroughly evaluated COVID-19 impact on the AIP from the onset of the pandemic through the end of the year. EPS for 2020 was negatively impacted by an unusual and unplanned increase in provision for credit losses as outlined in the Business Performance Highlights. The increase in provision for credit losses was driven by the adoption of the current expected credit loss (“CECL”) standard which calls for changes to credit reserves based on changes in forecasted national unemployment (our primary loss driver). The COVID-19 pandemic drove significant increases to forecasted unemployment, driving significant increases to our provision for credit losses. These increases to provision will not necessarily translate to actual credit losses. If this provision results in credit losses, they will be captured in AIP through the Charge Off metric. Additionally, the MD&C Committee, cited our strong asset quality, sustained credit discipline and robust oversight by Management and Board Committees throughout 2020. The MD&C Committee also evaluated pre-tax pre-provision income and pre-provision net income to assess earnings strength in 2020. Pre-tax pre-provision income increased compared to 2019 indicating strong earnings performance and reached record levels in Q3 and Q4 2020. The MD&C Committee believed that the provision for credit losses, driven by the adoption of CECL and uncertainty around the long-term impact of COVID-19, was not reasonably foreseeable or within the control of management and had a material impact on EPS. The MD&C Committee approved an adjustment to EPS from $2.30 /share to $2.82/share, which was equivalent to 100% of the EPS target. The adjustment increased the AIP payout to 111% of target for the business achievement portion of the 2020 AIP.

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EXECUTIVE COMPENSATION

2020 AIP target and actual business performance levels for the four plan measures are shown below:

(1)

EPS equals net income available to common shareholders divided by weighted average diluted shares outstanding. 2020 Adjusted EPS reflects actual 2020 EPS adjusted for estimated impact of CECL as approved by the MD&C Committee.

(2)

Total loan growth equals growth in gross loans excluding loans held for sale, including deferred costs (fees) and prior to reductions for allowance for loan losses. Total loan growth includes PPP originations.

(3)	Core Deposit Growth equals growth in non-public deposits.
(4)	Net charge-offs/average loans equals net charge-offs divided by average loans. A lower percentage indicates better performance.

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EXECUTIVE COMPENSATION

2018 LTI Results (2018 – 2020 Performance Period)

On February 27, 2018, NEOs were granted RSUs and PSUs under the 2015 LTIP. The RSUs vested on February 27, 2020, three years from the grant date. The number of units earned under the 2018 PSU awards was based on relative performance of our TSR measured against the SNL Small Cap U.S. Bank & Thrift Index for the performance period January 1, 2018 through December 31, 2020.

Relative TSR Performance	2018 RSU Payout Percentage of Target
80th Percentile and above	150%
50th Percentile	100%
30th Percentile	25%
Below 30th Percentile	0%

Our relative TSR for the period was -30.51% and ranked in the 20th percentile for the performance period, below the minimum threshold 30th percentile TSR of -27.54% required for payout therefore, all awards were forfeited for the performance period ending December 31, 2020.

SHAREHOLDER INPUT AND OUTREACH

At our 2020 annual meeting of shareholders, 90% of the votes cast in the “say on pay” advisory vote were cast “FOR” approval of our executive compensation.

Throughout 2020, the MD&C Committee took several proactive steps to fully understand feedback from shareholders on our executive compensation programs and practices. Management continued to engage in dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive compensation during meetings at virtual investor conferences, in-person and virtual non-deal road shows, in-person meetings and conference calls.

In February of 2020, Management offered engagement with our largest institutional holders and key individual shareholders, in total representing approximately 50% of our outstanding shares. Participation by the Chair of the Board of Directors was offered as well.

Feedback from Management’s investor interactions was shared with the MD&C Committee and we continue to seek and welcome feedback from shareholders for consideration by the MD&C Committee.

Over the past several years, shareholder feedback has been positive with limited specific feedback provided on our compensation plans, sharing instead their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Director participation in compensation decisions is critical.

2021 Proxy Statement	33

EXECUTIVE COMPENSATION

●	Compensation for executives should be largely variable based on performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

The MD&C Committee found strong alignment between the above shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, we, with support of an independent compensation expert and informed by relevant peer analysis, reviews our executive compensation philosophy and practices to ensure that our programs are effective, competitive and reflect the interests of shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;
●	Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Encourage our executives to think and act as long-term shareholders with stock-based compensation.

●	Attract and retain highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including clawback provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

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EXECUTIVE COMPENSATION

Best Practices:

We continue to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do
We include clawback provisions in compensation plans	We do not allow pledging of FISI stock
We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of FISI stock

We include aggressive gateway requirements for performance-based payment under incentive plans, including:

• Meeting or exceeding target capital funding levels measured using Basel III framework

• Requiring satisfactory individual performance ratings

We do not allow holding FISI stock in margin accounts
We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations
We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested awards
We require robust stock ownership levels for NEOs
We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control
We seek shareholder feedback with a “say on pay” vote annually

Our polices concerning executive stock ownership requirements, clawback provisions, derivatives, pledging and hedging are described on page 4.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

We review the base salaries of our NEOs annually and whenever there is a change in NEOs. In considering base salary adjustments for 2020, other than Mr. Burton, who became an executive officer in July 2020, we reviewed the individual performance of our NEOs and considered competitive market data to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2020, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

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EXECUTIVE COMPENSATION

We approved the following base salary adjustments in 2020:

Name	12/31/2019 Annual Salary	3/9/2020 Annual Salary(1)		12/31/2020 Annual Salary		% Change
Martin K. Birmingham	$576,800	$576,800		$602,154	(2)	4.4%
Justin K. Bigham	$325,000	$335,590		$335,590		3.3%
Joseph L. Dugan	$249,435	$257,758		$257,758		3.3%
Sean M. Willett	$250,000	$262,090		$262,090		4.8%
Craig J. Burton	$232,844	$233,684	(3)	$233,684		0.4%
William L. Kreienberg	$365,384	$380,840		N/A	(4)	N/A

(1)

With the exception of Mr. Birmingham, NEO base pay adjustments reflecting performance and competitive market positioning were effective on February 24, 2020. The Company issued annual salary increases of $840 to approximately 100 employees, including all NEOs, as part of the planned termination of a legacy mobile phone reimbursement program.

(2)	Mr. Birmingham’s salary increased to $602,154 effective April 6, 2020 following the completion of the CEO performance assessment process.

(3)

Mr. Burton became an executive officer in July 2020. Mr. Burton also received the $840 salary adjustment following termination of a legacy mobile phone reimbursement program. Mr. Burton received a one-time lump sum cash payment in lieu of additional annual salary adjustment.

(4)	Mr. Kreienberg’s employment with the company and his position as Executive Vice President, Chief Banking and Revenue Officer ended on June 26, 2020.

Annual Cash Incentive Plan (AIP)

Messrs. Birmingham, Bigham, Dugan, Willett and Kreienberg participated in the Annual Cash Incentive Plan (AIP) in 2020. Mr. Burton did not participate in the AIP, and instead participated in a Commercial Real Estate Incentive Plan (“CREIP”) described in a later section. AIP is a performance-based cash plan designed to reward eligible employees, including our participating NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the AIP is to provide participating NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures for rewards under the plan contribute to our attaining and surpassing our annual business plan and achieving long-term strategic goals.

Incentive Opportunity

We set target incentive opportunities under the AIP based on a percentage of base salary that reflects a market-level target compensation opportunity for each participating NEO. The threshold and maximum percentages reflect both our review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each NEO’s relative influence on achieving performance goals based on his or her position. The actual amount of an award is based on the level of business results and individual performance attained and is referred to below as the Award Percentage Achievement and is subject to discretionary adjustment.

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EXECUTIVE COMPENSATION

In 2020, award opportunity for AIP participants as a percent of salary was unchanged for Messrs. Birmingham, Dugan, Willett and Kreienberg. The MD&C Committee increased Mr. Bigham’s AIP award opportunity from 30% at target in 2019 to 35% at target in 2020 to remain competitive within our peer group. Messrs. Dugan and Kreienberg forfeited their AIP award opportunity upon ending employment with the Company.

Name	2020 AIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum
Martin K. Birmingham	12.5%	50%	75%
Justin K. Bigham	8.75%	35%	52.5%
Joseph L. Dugan	7.5%	30%	45%
Sean M. Willett	7.5%	30%	45%
William L. Kreienberg	10%	40%	60%

Gateway Performance Criteria

Our AIP for 2020 required the following gateway performance criteria to be achieved for executives to receive payment of an award under the plan:

1.	Five Star Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework.

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

3.	An executive must receive a minimum individual performance evaluation rating of satisfactory or better to be eligible for any payout.

These criteria were met for 2020 for our NEOs participating in the AIP, except for Messrs. Dugan and Kreienberg, who were not employed at the time of payment of AIP awards.

Company Performance Goals and Results

Performance in the AIP for 2020 was measured based on four metrics that the MD&C Committee chose to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: EPS, total loan growth, core deposit growth, and net charge-offs/average loans (“NCO”). On recommendation of the MD&C Committee, our Board set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2020 operating plan in early 2020. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. We established weighting, threshold, target and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level.

2020 company performance goals and results:

Performance Measure	Weighting of Performance Measure	2020 AIP Performance Goals			2020 Actual Results
		Threshold	Target	Maximum
EPS	40%	$2.68	$2.82	$3.10	$2.30(1)
Total Loan Growth	20%	3.0%	3.6%	4.6%	11.6%
Core Deposit Growth	20%	3.6%	4.8%	6.0%	35.0%
NCO	20%	0.44%	0.35%	0.27%	0.40%

(1)	Actual EPS before the MD&C Committee adjustment described under the “Awards for 2020 Performance” section.

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EXECUTIVE COMPENSATION

We Consider Individual Performance

We believe that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the AIP and as a gateway requirement in our AIP and for performance- based awards under our LTIP.

We measure individual performance for our NEOs using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned.

Our NEOs eligible for 2020 AIP awards exceeded individual performance expectations in 2020 (other than Messrs. Dugan and Kreienberg, who forfeited their AIP award opportunity upon ending employment with the Company). The individual goals and performance considerations for our NEOs eligible for AIP included:

NEO	Individual goal and performance considerations
Martin K. Birmingham

●  COVID-19 response: business continuity; customer and community relief; safety, health and wellbeing of our employees and customers

●  Balance sheet protection and optimization

●  Institutionalize Diversity, Equity and Inclusion efforts

●  Regulatory and community engagement

●  Growth, efficiency and transformation: Enterprise standardization, digital banking capabilities and platform upgrade, branch network optimization, leadership of corporate development

Justin K. Bigham

●  COVID-19 response: monitoring and management of liquidity, capital and financial impacts; customer and community relief

●  Led acquisition efforts for Rochester based insurance agency

●  Oversaw subordinated debt offering and share re-purchase

●  Enhanced depth of talent and capabilities specific to Treasury, Financial Planning and Analysis and Accounting

Sean M. Willett

●  Oversaw business continuity efforts

●  Led enterprise standardization program

●  Planned and executed retail network optimization

●  Strengthened the Company’s risk profile through continued development of Enterprise Risk Management and Information Security functions.

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Calculation of Awards – Company and Individual Performance

The payout of AIP awards is based on two weighted components. Seventy-five percent (75%) of the awards for participating NEOs is based on company performance alone. Twenty-five percent (25%) of the award may be adjusted to reflect individual performance of participating NEOs.

Company Performance Component (75% of AIP award) = Base Salary x Company Performance Weighting x Award Percentage Achievement

Individual Performance Component (25% of AIP award) = Base Salary x Individual Performance Weighting x Individual Performance Adjustment x Award Percentage Achievement

The individual component incorporates the NEO’s individual performance into the AIP based on the NEO’s individual performance against quantitative and qualitative goals established by the CEO and approved by the MD&C Committee at the start of the year. We measure individual job performance for our NEOs through an annual goal-setting process that aligns individual goals with our annual strategic plan and our long-term strategic plan. Job performance is assessed against these goals after completion of the year.

Awards for 2020 Performance

Company performance goal achievement for 2020 was below threshold for EPS, above maximum for total loan growth and core deposit growth, and between threshold and target for NCO, yielding a calculated Award Percentage Achievement of 71% of the target award.

The MD&C Committee adjusted the 2020 performance for EPS to reflect the impact of the unusual and unanticipated increase in provision for credit losses. The economic impact and uncertainty of the COVID-19 pandemic, specifically the national rate of unemployment, drove the increase in provision for credit losses under the CECL standard which the MD&C Committee felt, had a one-time material impact on EPS for events that were outside of the control of management. Accordingly, the MD&C Committee looked to pre-tax pre-provision (“PTPP”) income and pre-provision net income (“PPNI”), measures of earnings strength net of credit loss provisions, to evaluate the earnings performance in 2020. PTPP exceeded 2019 performance and reached record high levels in Q3 and Q4 of 2020.

To reward NEOs within the intended goals of the AIP, the MD&C Committee adjusted EPS for the impact of CECL to $2.82/share, which equaled 100% of the EPS target. With the adjustment to EPS, the MD&C Committee approved and certified a payout of 111% of target for the business achievement portion of the 2020 AIP. The MD&C Committee replaced EPS with PPNI in the 2021 incentive plan to mitigate loan loss provision influence on earnings measures.

2020 AIP awards are summarized below:

Name	Company Component			Individual Component
	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Individual Performance Adjustment	Award Percentage Achievement	Individual Component Total	2020 AIP Award
Martin K. Birmingham	75%	55.63%	$251,234	25%	115%	55.63%	$96,306	$347,540
Justin K. Bigham	75%	38.94%	$98,009	25%	125%	38.94%	$40,837	$138,846
Sean M. Willett	75%	33.38%	$65,614	25%	125%	33.38%	$27,339	$92,953

Commercial Real Estate Incentive Plan

Mr. Burton participated in the CREIP an annual incentive program aligned to his executive management responsibilities for our Commercial Real Estate portfolio and team. The CREIP links Mr. Burton’s compensation to the attainment of pre-established annual performance goals specific to the growth, oversight and management of the Commercial Real Estate portfolio and acting leadership responsibilities.

In 2020, Mr. Burton assumed additional temporary executive leadership responsibilities, being named a direct report to the CEO and supporting the CEO in

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leading the full Commercial Lending function following the departure of Mr. Kreienberg and planned retirement of another key executive. Mr. Burton was also instrumental in supporting customers in COVID-19 response efforts including PPP. In recognition of Mr. Burton’s performance and incremental temporary leadership responsibilities, the CEO, with the support of the MD&C Committee, approved inclusion of the PPP loan volume in the Change in Loans Outstanding.

CREIP Incentive Opportunity

The CREIP consists of two components – an annual incentive opportunity and quarterly fee share.

Mr. Burton’s annual incentive opportunity under the CREIP is based on a percentage of base salary that reflects a market-level target compensation opportunity. The threshold and maximum percentages are consistent with market practices and reflect judgment of the level of award opportunity appropriate for the performance goals established. In 2020, Mr. Burton’s Target opportunity equaled 30% of base salary, with threshold payout of 18% and maximum 45%.

To receive the full earned percent of salary opportunity, the CREIP requires a satisfactory portfolio credit quality assessment. Credit quality is reviewed and independently determined by the Chief Credit Officer. Mr. Burton exceeded the satisfactory level in 2020.

The CREIP also pays a quarterly fee share to incent loan production and non-interest income growth, both key strategic focus areas for the company. The CREIP awards 15% of collected fees for origination, modification, commitment, application and document preparation less any company-paid expenses (i.e., appraisal fees, flood certifications), with a prorated portion paid on loans resulting from internal referrals. Mr. Burton earned fee share for his individual production.

CREIP Goals and Results

Mr. Burton earned a total of $169,780 through the annual incentive and quarterly fee share components of the CREIP.

Mr. Burton achieved maximum payout equal to 45% of his base salary under the CREIP annual incentive reflecting performance for the Commercial Real Estate group that exceeded plan in all categories, as well as his incremental interim executive leadership responsibilities.

The annual incentive opportunity under the CREIP was measured using five metrics chosen to recognize and incent strong and sustainable loan growth, deposit growth as well as non-interest and swap revenue generation. The performance expectations for the Commercial Real Estate portfolio were set to align with long-term strategic objectives and the 2020 operating plan. Mr. Burton’s achievement of each performance measure reflects the aggregated performance of the Commercial Real Estate team, including Mr. Burton’s individual production and the production of the team he leads. Aggregating production incents Mr. Burton to manage and develop strength and depth within the Commercial Real Estate team.

Long-Term Equity-Based Incentive Plan

We award long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. We, in consultation with and based on market intelligence provided by our independent compensation consultant, annually review our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

In 2020, we replaced relative TSR with relative Return on Average Equity (“rROAE”) to reward NEOs for incremental profitability and shareholder value creation relative to our peers driven by asset utilization, working capital management and earnings growth.

Structure of Awards

●	Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of FISI stock, but FISI stock is not issued at the time of grant. As a result, there are no dividends paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights equivalent to shares of FISI stock. Upon vesting, RSUs and PSUs are settled in shares of FISI stock without any dividend equivalents.

●	All 2020 PSUs are subject to the following gateway performance requirements:
o	Five Star Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework.

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o	The NEO must receive a minimum individual performance evaluation rating of satisfactory or better to be eligible for any payout.

●	PSUs are earned based on achievement of two performance metrics:
o	50% of PSUs are based on a relative ROAE measure for the 1/1/2020 – 12/31/2022 performance period, compared on a percentile basis to the SNL Small Cap U.S. Bank and Thrift Index.
o	50% of the PSUs are based on average absolute ROAA for the 1/1/2020 – 12/31/2022 performance period.
o	Performance levels required for vesting of PSU awards are reflected in the chart below.

Performance Measures & Measurement Period(1)	2020 Performance Goals
	Threshold	Target	Maximum
3-Year Relative ROAE Ranking (2) (01/01/2020 – 12/31/2022)	30th Percentile	50th Percentile	80th Percentile
Return on Average Assets (ROAA) (01/01/2020 – 12/31/2022)	1.072%	1.094%	1.139%

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.
(2)	If our absolute ROAE is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

●	RSUs vest subject to continuous employment through the third anniversary of grant date.
●	For NEOs, the grant date value of RSUs and PSUs is based on a percentage of base salary as shown below.

The grant date value of 2020 RSUs and PSUs were as follows:

	2020 Grant Date Value of RSUs as a % of Base Salary on Grant Date
Name	Time-Based	Performance-Based PSUs
	RSUs	Threshold	Target	Maximum
Martin K. Birmingham	30%	7.5%	30%	45%
Justin K. Bigham	17.5%	4.375%	17.5%	26.25%
Joseph L. Dugan	17.5%	4.375%	17.5%	26.25%
Sean M. Willett	17.5%	4.375%	17.5%	26.25%
Craig J. Burton	12.5%	3.125%	12.5%	18.75%
William L. Kreienberg	20%	5.0%	20%	30%

RSUs and PSUs granted on February 25, 2020 were as follows:

Name	Time-Based RSUs	Performance-Based PSUs (1)
		Threshold	Target	Maximum
Martin K. Birmingham (2)	6,304	1,574	6,304	9,456
Justin K. Bigham	2,030	506	2,030	3,044
Joseph L. Dugan (3)	1,558	388	1,558	2,336
Sean M. Willett	1,584	396	1,584	2,376
Craig J. Burton	1,008	252	1,008	1,512
William L. Kreienberg (4)	2,632	658	2,632	3,948

(1)

Performance for PSUs will be determined after the end of the performance period on 12/31/2022. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

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(2)

Mr. Birmingham’s performance evaluation and 2020 salary adjustment were completed on April 6, 2020. The MD&C awarded Mr. Birmingham RSU and PSU awards on February 25, 2020 reflecting a 3% salary adjustment. On April 20, 2020, Mr. Birmingham received additional RSU and PSU shares equal in value on the grant date to bring the total value of 2020 LTIP awards to equal 60% of Mr. Birmingham’s salary on April 6, 2020.

(3)	Upon Mr. Dugan’s departure, his outstanding and unvested RSUs and PSUs were forfeited according to their terms.
(4)	Upon Mr. Kreienberg’s departure, his outstanding and unvested RSUs and PSUs were forfeited according to their terms

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2020 table on page 52.

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FISI stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier One, which includes Mr. Birmingham, provides for an age- and service-based traditional pension benefit. Tier Two, which includes Messrs. Bigham, Dugan, Willett, Burton and Kreienberg, provides a cash balance type benefit that is valued based on a hypothetical account balance based on pay and interest credits. Information regarding the pension benefits of our NEOs can be found in the Pension Benefits Table on page 53.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical (including a high deductible health plan), dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the company. All NEOs were provided with company-owned automobiles in 2020. We have approximately 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of a company-owned vehicle. We also reimbursed Messrs. Birmingham, Bigham, Dugan and Kreienberg for membership costs for various clubs and organizations. We believe such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEOs for personal use of a company-owned vehicle and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

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COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable

Nasdaq rules. While we rely on input from our CEO and executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our NEOs.

The MD&C Committee annual workplan:

Month	Work Plan, Decision and Actions

January – February

● Determine payouts for AIP and LTI based on prior year company financial performance and individual performance

● Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives

● Review performance evaluations for NEOs and certain senior executives who report directly to our CEO

● Approve the corporate performance objectives and target metrics for coming year executive and senior management compensation programs, which include our AIP and our LTI plans

March

● Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

● Review and approve Board of Director compensation

● Review and approve Compensation Discussion and Analysis (CD&A) for proxy

May

● Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

● Review management reports on succession planning and management development

● Evaluate risks associated with compensation philosophy and all compensation programs, including the company’s incentive compensation plans

October

● Review year-to-date financial performance for AIP and period-to-date performance for LTI (PSU)

● Review Employee Benefit Program for the following year

● Review Executive and Board of Director compensation analysis and market information provided by independent compensation consultant

December

● Review year-to-date financial performance and estimated results for AIP and period-to-date performance for LTI (PSU)

● Discuss preliminary design and target compensation levels of executive compensation programs for the next year

● Establish Peer Group for use in the next compensation planning cycle

● Review Equal Employment Opportunity and Affirmative Action Plans

● Begin executive officer performance evaluations

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

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The MD&C Committee Independent Compensation Consultant

The MD&C has retained Pearl Meyer & Partners, LLC as our independent compensation consultant since April 2019.

Pearl Meyer reported directly to the Chair of the MD&C Committee. Pearl Meyer associates do not have a personal or business relationship with any member of the MD&C Committee. Pearl Meyer was retained solely by the MD&C Committee and provided no other services to us that are not specifically authorized by the MD&C Committee.

The MD&C Committee assessed the independence of Pearl Meyer in light of SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed Pearl Meyer’s responses to questions addressing factors related to our independence and concluded that the services provided by Pearl Meyer to the MD&C Committee do not raise any conflict of interest issues.

The MD&C Committee currently retains Pearl Meyer to:

●	obtain information on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While Pearl Meyer provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2020, the MD&C Committee requested Pearl Meyer to provide the following assistance:

●	Advise and assist in establishing a strategies and frameworks to address COVID-19 impact in base pay, annual cash incentive and long-term equity-based incentive awards.

●	Review and update our peer groups based on parameters determined by the MD&C Committee

●	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation

●	Assist in the review and design of annual and long-term incentives

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with our CEO his evaluation of the job performance and leadership of the other NEOs as well as his recommendations for compensation for the other NEOs. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other NEOs.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2020, our CEO, Chief Banking and Revenue Officer, General Counsel, Chief Financial Officer and Director of Human Resources regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee are excused as appropriate during the meeting. The MD&C Committee Chair also has access to independent legal counsel as needed.

Assessment of Compensation Risk

The Chief Risk Officer evaluates and certifies the design and operation of all incentive compensation plans prior to any award grant discussion. We review our incentive compensation arrangements for all employees, including our NEOs, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us.

We have designed our compensation program to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making

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●	Use a variety of performance measures that ensure a balanced focus on performance

●	Define maximum potential award levels for performance-based awards

●	Have a recoupment (“clawback”) policy in place in the event financial results are negatively adjusted after a payment is made and

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

We concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

Peer Group for 2020 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer our NEOs against a peer group of comparable institutions in our industry whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

The peer group that the we used for 2020 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

●	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas

●	Asset size from $2.0 billion to $8.6 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 2.0%; and with a similar business model and loan composition including the exclusion of banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas

We considered competitive market data from 2019 from the following peer group when determining 2020 NEO compensation:

1st Source Corporation	Lakeland Bancorp, Inc.
Arrow Financial Corporation	Lakeland Financial Corporation
Bar Harbor Bankshares	Merchants Bancorp
Camden National Corporation	Peoples Bancorp Inc.
City Holding Company	S&T Bancorp, Inc.
CNB Financial Corporation	Stock Yards Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Corporation	TriState Capital Holdings, Inc.
German American Bancorp, Inc.	United Community Financial Corp. (1)
Horizon Bancorp, Inc.	Washington Trust Bancorp, Inc.

(1)	United Community Financial Corp. was acquired by First Defiance Financial Corp in February 2020 and was removed from the peer group.

Peer Group for 2021 Compensation Decisions

We review peer group criteria annually to ensure continued proper market alignment with our executive talent. In late 2020, we updated the selection criteria for the peer group we will use for making compensation decisions in 2021, to reflect the company’s continuing asset growth. The revised criteria include publicly traded financial institutions that generally adhere to the following:

●	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas

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●	Asset size from $2.2 billion to $8.8 billion (0.5x to 2.0x Financial Institution’s asset size); return on average assets greater than 0.5%; non-performing assets/total assets less than 2.0%; and with a similar business model and loan composition, which excludes banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas

The peer group for 2021 NEO compensation decision remains unchanged from 2020, with the exception of the removal of United Community Financial Corporation following its February 2020 acquisition by First Defiance Financial Corp. When determining 2021 NEO compensation, we will consider competitive market data from 2020 for the below peer group.

1st Source Corporation	Lakeland Bancorp, Inc.
Arrow Financial Corporation	Lakeland Financial Corporation
Bar Harbor Bankshares	Merchants Bancorp
Camden National Corporation	Peoples Bancorp Inc.
City Holding Company	S&T Bancorp, Inc.
CNB Financial Corporation	Stock Yards Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Corporation	TriState Capital Holdings, Inc.
German American Bancorp, Inc.	Washington Trust Bancorp, Inc.
Horizon Bancorp, Inc.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Bigham, Dugan, Willett, Burton and Kreienberg that provided for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Mr. Birmingham 2.99x; for Messrs. Bigham, Dugan, Willett and Kreienberg, 2.00x; and for Mr. Burton 1.25x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive

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compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham; for and up to 24 months for Messrs. Bigham, Dugan, Willett and Kreienberg, and up to 18 months for Mr. Burton for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire FISI stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham; 18 months for Messrs. Bigham, Dugan, Willett and Kreienberg; and 9

months for Mr. Burton following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 55.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance our objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options, restricted shares and RSUs.

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MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn, Jr., Chairperson

Dawn H. Burlew

Samuel M. Gullo

Susan R. Holliday

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2020, 2019 and 2018 for which each officer was an NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin K. Birmingham	2020	620,438	320,720	347,540	157,872	12,713	1,459,283
President and Chief Executive	2019	574,603	316,155	275,783	150,918	13,898	1,331,357
Officer	2018	560,000	251,225	311,780	—	12,277	1,135,282
Justin K. Bigham	2020	346,461	104,342	138,846	21,800	14,853	626,302
EVP, Chief Financial Officer	2019	291,525	92,261	87,750	16,460	20,855	508,851
Joseph L. Dugan (1)	2020	266,071	80,081	77,327	19,952	18,857	462,289
SVP, Chief Experience and Go To	2019	248,332	79,777	67,347	18,542	21,049	435,047
Market Officer	2018	241,000	54,044	81,453	13,299	17,413	407,209
Sean M. Willett	2020	269,846	81,418	92,954	22,719	5,300	472,236
SVP, Chief Administration Officer
Craig J. Burton	2020	242,510	51,811	169,780	16,616	5,888	486,606
SVP, Commercial Real Estate
Executive
William L. Kreienberg (2)	2020	202,095	135,285	—	—	255,251	592,631
Former EVP, Chief Banking and	2019	363,327	133,547	136,471	17,629	9,023	659,997
Revenue Officer	2018	349,650	125,613	155,368	13,888	10,807	655,326

(1)	Mr. Dugan’s employment with the company ended on February 12, 2021.

(2)	Mr. Kreienberg’s employment with the company ended on June 26, 2020.

(3)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2020, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2020, based on the probable outcome of performance conditions related to these PSUs at the grant date. The 2020 PSUs include both ROAA and rROAE performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 40. The table below sets forth the grant date fair value for the PSUs granted during 2020:

Executive Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Martin K. Birmingham	160,360	240,540
Justin K. Bigham	52,171	78,231
Joseph L. Dugan	40,041	60,035
Sean M. Willett	40,709	61,036
Craig J. Burton	25,906	38,858
William L. Kreienberg	67,642	101,463

*

Amounts shown represent the grant date fair value of PSUs subject to the ROAA and rROAE performance goals (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the three-year performance period beginning in 2020. The grant date fair value of the ROAA and the rROAE goal components of the PSUs awarded on February 25, 2020 was $25.70 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares. The grant date fair value of the ROAA and the rROAE goal components of the additional PSUs awarded to Mr. Birmingham on April 20, 2020 was $13.18 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

2021 Proxy Statement	49

EXECUTIVE COMPENSATION

(4)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The actuarial present value of Mr. Birmingham’s accrued pension benefit in 2018 decreased by $5,535.

(5)	Amounts reported in this column for 2020 are itemized in the table below captioned “All Other Compensation.”

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2020.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	Severance ($)	Other ($)(1)	Total ($)
Martin K. Birmingham	5,282	6,714	—	717	12,713
Justin K. Bigham	5,941	8,445	—	467	14,853
Joseph L. Dugan	4,723	12,795	—	1,339	18,857
Sean M. Willett	4,204	—	—	1,096	5,300
Craig J. Burton	3,832	—	—	2,056	5,888
William L. Kreienberg	—	3,956	250,000	1,295	255,251

(1)	This column discloses the taxable portion of group term life insurance and home office technology expenses.

50	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2020 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2020 to each of our NEOs.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards(3)			Grant date fair value of stock awards(4) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	Annual Incentive Plan (1)		75,269	301,077	451,615
	RSU (5)	02/25/20					6,172		158,620
	RSU (5)	04/20/20					132		1,740
	PSU (6)	02/25/20				771	3,086	4,629	79,310
	PSU (6)	04/20/20				16	66	99	870
	PSU (7)	02/25/20				771	3,086	4,629	79,310
	PSU (7)	04/20/20				16	66	99	870
Justin K. Bigham	Annual Incentive Plan (1)		25,169	117,456	151,015
	RSU (5)	02/25/20					2,030		52,171
	PSU (6)	02/25/20				253	1,015	1,522	26,086
	PSU (7)	02/25/20				253	1,015	1,522	26,086
Joseph L. Dugan	Annual Incentive Plan (1)		19,332	77,327	115,991
	RSU (8)	02/25/20					1,558		40,041
	PSU (8)	02/25/20				194	779	1,168	20,020
	PSU (8)	02/25/20				194	779	1,168	20,020
Sean M. Willett	Annual Incentive Plan (1)		19,657	78,627	117,940
	RSU (5)	02/25/20					1,584		40,709
	PSU (6)	02/25/20				198	792	1,188	20,354
	PSU (7)	02/25/20				198	792	1,188	20,354
Craig J. Burton	Commercial Real Estate Incentive Plan (2)		42,063	70,105	105,157
	RSU (5)	02/25/20					1,008		25,906
	PSU (6)	02/25/20				126	504	756	12,953
	PSU (7)	02/25/20				126	504	756	12,953
William L. Kreienberg	Annual Incentive Plan (1)		38,084	152,336	228,504
	RSU (9)	02/25/20					2,632		67,642
	PSU (9)	02/25/20				329	1,316	1,974	33,821
	PSU (9)	02/25/20				329	1,316	1,974	33,821

(1)

This represents the annual cash incentive opportunity under our 2020 annual cash incentive plan at threshold, target or maximum performance. The amount actually paid for 2020 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Plan” on page 36 for additional information about the performance conditions applicable to each payment.

2021 Proxy Statement	51

EXECUTIVE COMPENSATION

(2)

This represents the annual cash incentive opportunity under our 2020 commercial real estate incentive plan at threshold, target or maximum performance. The amount actually paid for 2020 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Commercial Real Estate Incentive Plan” on page 39 for additional information about the performance conditions applicable to this payment.

(3)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 LTIP at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 40. For RSUs, these columns show only the target number of shares that our NEOs could earn under these awards because there is no threshold or maximum amount.

(4)	See footnote 3 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

(5)	The RSUs vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(6)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the rROAE performance measure and the recipient’s continued employment with the company.

(7)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

(8)	The RSUs and PSUs were forfeited effective February 12, 2021 following Mr. Dugan’s departure from the Company.

(9)	The RSUs and PSUs were forfeited effective June 26, 2020 following Mr. Kreienberg’s departure from the Company.

For additional information regarding our annual cash incentive plan, our commercial real estate incentive plan and our long-term equity-based incentive plan, please see the discussions under “Annual Cash Incentive Plan” on page 36, “Commercial Real Estate Incentive Plan” on page 39 and “Long-Term Equity-Based Incentive Plan” on page 40 in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	Stock awards
Executive Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Martin K. Birmingham	16,594	(1)	373,365	11,041	(8)	248,423
Justin K. Bigham	5,715	(2)	128,588	3,083	(8)	69,368
Joseph L. Dugan	3,986	(3)	89,685	2,712	(3)	61,020
Sean M. Willett	3,387	(4)	76,208	2,336	(8)	52,560
Craig J. Burton	2,867	(5)	64,508	1,836	(8)	41,310
William L. Kreienberg	—	(6)	—	—	(6)	—

(1)	4,516 shares vested on February 27, 2021, 5,774 shares vest on February 26, 2022, 6,172 shares vest on February 25, 2023 and 132 shares vest on April 20, 2023.

(2)	2,000 shares vest on December 19, 2021, 1,685 shares vest on February 26, 2022 and 2,030 shares vest on February 25, 2023.

(3)	These unvested equity awards were forfeited effective February 12, 2021 following Mr. Dugan’s departure from the Company.

(4)	600 shares vested on February 27, 2021, 1,203 shares vest on February 26, 2022 and 1,584 shares vest on February 25, 2023.

(5)	887 shares vested on February 27, 2021, 972 shares vest on February 26, 2022 and 1,008 shares vest on February 25, 2023.

(6)	All unvested equity awards were forfeited effective June 26, 2020 following Mr. Kreienberg’s departure from the Company.

(7)	Market values calculated using $22.50 per share, which was the closing market price of our common stock on December 31, 2020.

(8)

Represents the threshold number of PSUs subject to a TSR performance measure granted on February 27, 2018 and February 26, 2019, the target number of PSUs subject to a ROAA performance measure granted on February 26, 2019, February 25, 2020 and April 20, 2020 and the

52	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

target number of PSUs subject to a rROAE performance measure granted on February 25, 2020 and April 20, 2020. Of the PSUs reported for Messrs. Birmingham, Bigham, Dugan, Willett and Burton, 1,129, 0, 243, 0 and 221, respectively, were forfeited on January 26, 2021, as the threshold TSR performance measure was not satisfied; 721, 210, 182, 150 and 121, respectively, will vest on February 27, 2021, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company; 2,887, 843, 729, 602 and 486, respectively, will vest on February 26, 2022, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company; 3,086, 1,015, 779, 792 and 504, respectively, will vest on February 25, 2023, subject to satisfaction of the gateway performance criteria and meeting the rROAE performance measure and the recipient’s continued employment with the company; 3,086, 1,015, 779, 792 and 504, respectively, will vest on February 25, 2023, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company; 66, 0, 0, 0 and 0, respectively, will vest on April 20, 2023, subject to satisfaction of the gateway performance criteria and meeting the rROAE performance measure and the recipient’s continued employment with the company; and 66, 0, 0, 0 and 0, respectively, will vest on April 20, 2023, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

RESTRICTED STOCK VESTED IN 2020

The following table provides information about restricted stock held by our NEOs that vested in 2020.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Martin K. Birmingham	4,752	144,508
Justin K. Bigham	—	—
Joseph L. Dugan	1,008	30,653
Sean M. Willett	500	8,000
Craig J. Burton	986	29,984
William L. Kreienberg	2,260	68,727

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit, years of credited service and the amount of any pension payments made in 2020 for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”).

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
Martin K. Birmingham	New York Bankers Retirement Plan	14.8	666,588	—
Justin K. Bigham	New York Bankers Retirement Plan	2.0	38,260	—
Joseph L. Dugan	New York Bankers Retirement Plan	4.0	65,945	—
Sean M. Willett	New York Bankers Retirement Plan	3.0	48,752	—
Craig J. Burton	New York Bankers Retirement Plan	4.0	60,569	—
William L. Kreienberg	New York Bankers Retirement Plan	—	—	66,858

(1)

The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 21 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

2021 Proxy Statement	53

EXECUTIVE COMPENSATION

Benefits under the defined benefit pension plan are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

◾	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

◾

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

◾	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Dugan, Willett, Burton and Kreienberg are eligible for retirement.

54	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 46, we have entered into executive agreements, which include change of control provisions, with Messrs. Bigham, Dugan, Willett, Burton and Kreienberg, and entered into an amended and restated executive agreement with Mr. Birmingham (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	2.99	36 months
Justin K. Bigham	2.00	24 months
Joseph L. Dugan	2.00	24 months
Sean M. Willett	2.00	24 months
Craig J. Burton	1.25	18 months
William L. Kreienberg	2.00	24 months

2021 Proxy Statement	55

EXECUTIVE COMPENSATION

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2020 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 LTIP. Under the Financial Institutions, Inc. 2015 LTIP, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2020.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(4)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay continuation	—	2,732,426	—
	Equity award vesting(3)	—	746,730	746,730
	Health benefits continuation	—	56,424	—
	Total	—	3,535,580	746,730
Justin K. Bigham	Pay continuation	—	897,776	—
	Equity award vesting(3)	—	212,175	212,175
	Health benefits continuation	—	32,945	—
	Total	—	1,142,896	212,175
Joseph L. Dugan (1)	Pay continuation	—	666,268	—
	Equity award vesting(3)	—	179,393	179,393
	Health benefits continuation	—	37,616	—
	Total	—	883,277	179,393
Sean M. Willett	Pay continuation	—	661,908	—
	Equity award vesting(3)	—	138,915	138,915
	Health benefits continuation	—	37,616	—
	Total	—	838,439	138,915
Craig J. Burton	Pay continuation	—	435,145	—
	Equity award vesting(3)	—	129,015	129,015
	Health benefits continuation	—	28,212	—
	Total	—	592,372	129,015
William L. Kreienberg (2)	Pay continuation	500,000	—	—
	Health benefits continuation	9,404	—	—
	Transfer of company vehicle	35,438	—	—
	Total	544,842	—	—

56	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(1)	Mr. Dugan’s employment with the company ended on February 12, 2021.

(2)	Mr. Kreienberg’s employment with the company ended on June 26, 2020.

(3)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $22.50 which was the closing price for a share of our common stock on December 31, 2020.

(4)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

2021 Proxy Statement	57

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mss. Burlew and Holliday and Messrs. Dorn and Gullo served on the MD&C Committee in 2020, with Mr. Dorn serving as Chair. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the company. None of the members of the MD&C Committee has ever served as an officer or an employee of the company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee.

For 2020:

●	The annual total compensation of our median employee was $59,434.

●	The annual total compensation of Mr. Birmingham, as reported on page 49 in the Summary Compensation Table, was $1,459,283.

●	Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 25 to 1.

Our median employee for 2020 was identified among all employees (other than Mr. Birmingham) as of December 31, 2020 based on annualized Medicare wages as reported in Box 5 of each employees 2020 W-2. Once we identified our median employee, we determined the median employee’s annual total compensation using a methodology consistent with that used for the Summary Compensation Table. We did not make any assumptions, adjustments or estimates with respect to annual total compensation

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

58	Financial Institutions, Inc.

PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

We are seeking shareholder approval to amend and restate our 2015 Long-Term Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock reserved for issuance under the 2015 Plan by an additional 734,000 shares. We believe that our continuing ability to offer equity incentive awards under the 2015 Plan is critical to our ability to attract, motivate and retain highly qualified employees and directors, particularly as we grow.

The proposed amendments to the 2015 Plan also:

●	Reduce the annual limit on the number of shares that may be granted under the 2015 Plan to any employee from 300,000 to 50,000

●

Add an annual limit on the amount of cash compensation that may be paid to a director of $200,000, which is in addition to the existing annual limit on the awards that may be granted under the 2015 Plan to a director

●	Add a minimum vesting period of one year to all awards (other than shares granted to directors in lieu of cash fees), with limited exceptions

●	Extend the limitation on the payment of dividends and dividend equivalents on unvested awards to apply to all awards, including time-vesting awards

●

Change one of the events that constitutes a change in control of the Company for awards granted on or after June 16, 2021, from shareholder approval of a liquidation or dissolution of the Company, to the actual liquidation or termination of the Company

●	Clarify that the MD&C Committee does not have the discretion to accelerate the vesting, exercise or payment of awards in the event of the occurrence of a change in control of the Company

●

Eliminate provisions related to the qualified performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which was repealed by the Tax Cuts and Jobs Act of 2017, while retaining individual annual award limits on the number of shares that can be granted under the 2015 Plan and

●	Extend the term of the 2015 Plan until June 16, 2031.

The Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal. The Board, upon the recommendation of the MD&C Committee, has approved the amended and restated 2015 Plan, subject to shareholder approval.

If our shareholders approve this proposal, the amended and restated 2015 Plan will become effective June 16, 2021. If our shareholders do not approve this proposal, the amended and restated 2015 Plan and the share increase will not take effect, and our 2015 Plan will continue to be administered in its current form.

References to the 2015 Plan in the remainder of this discussion refer to the amended and restated 2015 Plan as if this proposal is approved by our shareholders, unless otherwise specified or the context otherwise references the 2015 Plan prior to it being amended and restated.

As of April 21, 2021, approximately 200 employees and 10 non-employee directors are eligible to participate in the 2015 Plan.

The closing price of our common stock on April 21, 2021, on the Nasdaq Stock Market was $30.50.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Financial Institutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan.

2021 Proxy Statement	59

PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

WHY SHAREHOLDERS SHOULD APPROVE THE 2015 PLAN

Equity compensation is an essential part of our compensation program and our use of equity reinforces both pay for performance and alignment with shareholders’ interests. We have a long history of using equity grants wisely as a part of our pay for performance compensation culture, as demonstrated by:

●	Our 3-year average burn rate(1) of 0.54%, which is below our average peer burn rate(1) of 2.00%

●	Grants of performance-vesting restricted stock units under the 2015 Plan that are earned based on three-year relative ROAE ranking and ROAA and

●	No dividends or dividend equivalents are paid on unvested awards.

The 2015 Plan includes several features designed to protect shareholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years, including:

●	Limitation on Awards to Employees and Directors. The number of shares that may be subject to stock awards to any employee in a calendar year may not exceed 50,000 shares. Equity awards to any single non-employee director (excluding awards made in lieu of cash retainer) in a calendar year may not exceed $100,000 in value, determined as of the award date, and cash compensation paid to a director in a calendar year may not exceed $200,000.

●	Director Cash Payments in Equivalent Stock. The 2015 Plan includes a provision that allows directors to receive their cash retainers in equivalent shares of our common stock, thus expanding share ownership of our directors.

●	Minimum Vesting. The 2015 Plan includes a minimum vesting term of one year with limited exceptions.

●	No Repricings without Shareholder Approval. The 2015 Plan does not allow repricing, amendment, or exchange of outstanding options or stock appreciation rights without shareholder approval.
●	No Discounted Awards. The exercise price or strike price per share of stock under an option or stock appreciation right must be not less than the fair market value of our common stock on the date of grant.

●	No Liberal Share “Recycling.” Shares surrendered for the payment of the exercise price or withholding taxes under equity awards may not be made available again for issuance under the 2015 Plan.

●	No “Liberal” Change in Control Definition. The 2015 Plan definition of change in control of the Company requires the consummation of a transaction, not just shareholder approval, and is based on the consummation of a merger, sale of substantially all of our assets or similar transaction or a minimum acquisition of 20% of our outstanding shares before a change-in-control occurs, or a change in the composition of a majority of the Board.

●	“Double-Trigger” Change in Control Provision. Under the 2015 Plan, awards that are assumed or replaced by the resulting entity after a change in control of the Company do not automatically accelerate unless an employee’s employment is also involuntarily terminated within two years of the change in control, and the MD&C Committee has no discretionary authority to accelerate awards in a change in control of the Company.

●	Clawback. Awards granted under the 2015 Plan are subject to any then current clawback policy that applies to awards under the 2015 Plan, and are subject to clawback in the event of an accounting restatement.

●	Independent Plan Administrator. The 2015 Plan will be administered by the MD&C Committee, a committee comprised of “independent directors” who meet the definition required by NASDAQ and the definition of “non-employee director” under SEC Rule 16b-3.

(1)

Burn rates are defined as average three-year share usage expressed on an option-equivalent basis with full-value shares converted to option equivalents based on a company’s stock price volatility. The peer burn rate reflects the burn rate of the peer group described in the Compensation Discussion and Analysis section of the proxy statement.

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

We believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and, therefore, we have carefully managed our equity incentive compensation. We believe our historical share usage, commonly measured by run-rate, has been responsible and mindful of shareholder interests, as shown:

As of December 31, 2020
Shares Available for Grant	155,623
Unvested Full-Value Awards	162,114
Unexercised Options	—
Shares Outstanding	16,041,926

“Burn rate” expresses the amount of equity in the form of stock awards, restricted stock and/or options we grant annually relative to our number of shares outstanding.

Our burn rates for the years ended December 31 were as follows:

2018	2019	2020	3-Year Average
0.42%	0.56%	0.65%	0.54%

SUMMARY OF 2015 PLAN

The discussion of the 2015 Plan that follows is qualified in its entirety by reference to the full text of the 2015 Plan, which is included as Appendix A to this Proxy Statement.

Eligibility

Awards may be granted under the 2015 Plan to any employee (including officers) and non-employee director of the Company and its affiliates.

Available Shares

Subject to adjustment for changes in capitalization, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2015 Plan is the sum of the following: (a) 734,000 shares of common stock; (b) the number of shares remaining available for issuance under the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”) on the effective date of the original 2015 Plan, which was 438,076 shares of common stock; and (c) any shares of common stock that are subject to outstanding awards under the Prior Plans on the original effective date that are canceled, expired, forfeited, or otherwise not issued or are settled in cash after such date.

If less than the maximum number of shares of common stock which may be issued under a performance award are earned and issued, only the number of shares of common stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares issued shall again become available for grants under the 2015 Plan. Further, if any award under the 2015 Plan or the Prior Plans shall expire, terminate, be canceled, or is unsettled or forfeited, then shares underlying the unexercised, unsettled, or forfeited award become available again under the 2015 Plan.

Shares of common stock equal in number to the shares tendered or withheld in payment of an option exercise price or in settlement of any other award, and shares of common stock that are tendered or withheld in order to satisfy any federal, state, or local taxes, do count against the maximum available shares and do not become available again for grants under the Plan. In addition, the full number of shares of common stock subject to a stock appreciation right count against the maximum available shares, and any shares that were not in fact used do not become available again under the 2015 Plan.

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

Limits under the 2015 Plan

Subject to adjustment for changes in capitalization, the 2015 Plan provides that the maximum number of shares of common stock for which awards may be granted to any single participant during any single calendar year is now 50,000.

The aggregate grant date fair value of awards granted in any calendar year to any director, excluding shares issued in lieu of cash-based directors’ fees, may not exceed $100,000, and the amount of cash that may be paid to any director in cash or property other than shares of common stock (including shares issued in lieu of cash-based directors’ fees) for services as a director may not exceed $200,000.

Minimum Vesting Period

Awards granted under the 2015 Plan are subject to a minimum vesting period of one year except that: (a) up to a maximum of 5% of the available shares of common stock that may be issued under the 2015 Plan may be issued without regard to the minimum vesting period; (b) continued employment or provision of service for exercisability or vesting shall not be required as the MD&C Committee may determine or permit in connection with the occurrence of a retirement, death, or disability of a participant, or in the event of a change in control of the Company (subject to the limitations on acceleration in connection with a change in control set forth in the 2015 Plan); and (c) awards granted to directors in lieu of cash-based director fees that the director elects to receive in the form of shares of common stock equal in value to the cash-based director fees that the director would otherwise have received.

Award Types

The 2015 Plan provides for various awards denominated in shares of common stock. The 2015 Plan provides for the granting of: stock options (“Options”); restricted stock (“Restricted Stock Awards”); restricted stock unit awards (“RSUs”); stock appreciation rights (“SARs”); unrestricted shares of common stock in lieu of cash fees (“Director Awards”); dividend equivalents (“Dividend Equivalents”) and other awards that are convertible into or otherwise based on common stock. All awards (other than awards granted to directors in lieu of cash-based director fees) are subject to the minimum vesting period described above.

Options. The MD&C Committee may grant Options that are either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). An Option entitles the holder to purchase shares of common stock for a specified exercise price. Only eligible employees can receive ISOs, and the aggregate fair market value (determined as of the date on which the ISO is granted) of the shares of common stock with respect to which ISOs shall become exercisable for the first time during any calendar year cannot exceed $100,000. All Options granted under the 2015 Plan must have an exercise price which is not less than the fair market value of the common stock on the date of grant (subject to very limited exceptions), and must have a term no longer than ten years. The 2015 Plan expressly prohibits the repricing of Options without shareholder approval.

SARs. A SAR entitles the holder to receive, for each share as to which the SAR is granted, cash or common stock in an amount equal to the excess of the fair market value of the common stock on the exercise date over the specified strike price, which cannot be less than the fair market value of the common stock on the date of grant (subject to very limited exceptions). The term of an SAR cannot exceed ten years from the date of grant. The 2015 Plan expressly prohibits the repricing of SARs without shareholder approval.

Restricted Stock Awards. A Restricted Stock Award is a delivery of common stock, subject to transfer restrictions and a risk of forfeiture. Except as may otherwise be provided by the MD&C Committee in connection with the occurrence of a retirement, death, or disability of a participant, upon the termination of a holder’s employment or service for any reason during the period before the Restricted Stock Award has vested, or in the event the conditions to vesting are not satisfied, the Restricted Stock Award that has not vested will be forfeited. Unless the MD&C Committee determines otherwise, during the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends. Stock dividends may only be paid on Restricted Stock Awards if and to the extent that the Restricted Stock Award vests. The MD&C Committee may also grant Restricted Stock Awards conditioned on the attainment of specified performance goals, which we refer to as Performance Stock Awards.

RSUs. An RSU entitles the holder to receive one share of common stock (or the fair market value of a share of common stock in cash or other property) at a specified

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

future time at or after the applicable vesting requirements have been satisfied. The MD&C Committee may condition the vesting and delivery of the shares of common stock (or cash or other property) upon the completion of a specified period of service or other criteria. RSUs carry no voting rights unless and until such time as shares of common stock are actually issued. The MD&C Committee may grant RSUs conditioned on the attainment of specified performance goals, which we refer to as Performance Stock Unit Awards or PSUs.

Director Awards. Director Awards are grants of unrestricted shares of common stock. Directors may be permitted to elect to receive Director Awards in lieu of cash-based directors’ fees that the director would otherwise have received. Director Awards are not subject to the minimum vesting period requirement or the annual grant limit on awards to directors, but they do count against the number of available shares under the 2015 Plan.

Dividend Equivalents. The MD&C Committee may grant Dividend Equivalents on an award (other than an Option or SAR), which are hypothetical dividends on the shares underlying the award. The entitlement of the participant to the Dividend Equivalents must be contingent on the vesting of the underlying award.

Other Awards. The MD&C Committee may grant other awards that are convertible into or otherwise based on shares of common stock.

“Double-Trigger” in the Event of a Change in Control

In the event of a change in control of the Company, outstanding awards under the 2015 Plan will not become immediately vested or exercisable, and the applicable restrictions shall not lapse, solely as a result of the change in control of the Company if the outstanding award is assumed by the acquirer or a comparable replacement award is made to the holder. In addition, the MD&C Committee does not have the discretion to accelerate the vesting, exercise or payment of awards in the event of a change in control of the Company.

Except as otherwise provided by an award agreement or an employment, severance or similar agreement with the participant, in the event of a participant’s involuntary termination of employment without “cause” or for “good reason” within the 2-year period following a change in control of the Company, any outstanding and unvested awards held by the participant will immediately vest and become exercisable, and all vesting and exercisability restrictions on such awards, will immediately lapse at the time of such termination of employment.

Tax Withholding

The delivery, vesting or retention of shares of common stock, cash or other property under an award are conditioned upon full satisfaction by the participant of all tax withholding requirements with respect to the award. The MD&C Committee may make such provisions for the withholding of federal, state and local taxes, including social security and Medicare withholding tax as it deems necessary. In satisfaction of tax withholding requirements, the MD&C Committee may, but need not, hold back shares of common stock from an award or permit a participant to tender previously owned shares of common stock (but not in excess of the minimum withholding required by law) or sell any shares of common stock contingently issued or credited by the Company for the purpose of paying such award or any other award under the 2015 Plan to raise the amount necessary to satisfy applicable withholding requirements.

Clawback and Recovery

Awards under the 2015 Plan, the shares of common stock granted or issued under an award, and the cash paid under an award, will be subject to any clawback or recovery policy implemented by the Company in accordance with such policies and procedures as the MD&C Committee may adopt from time to time.

Adjustments for Changes in Capitalization

The aggregate number of shares of common stock available for the grant of awards under the 2015 Plan, the annual share limit per participant under the 2015 Plan; the exercise price of each outstanding Option granted under the 2015 Plan, the strike price of each outstanding SAR granted under the 2015 Plan and the specified number of shares of common stock to which each outstanding award granted under the 2015 Plan pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization or any other increase or decrease in the

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

number of outstanding shares of common stock effected without consideration to the Company.

Plan Administration

The 2015 Plan is administered by the MD&C Committee, except that the MD&C Committee may designate and authorize individual officers or employees of the Company who are not members of the MD&C Committee to carry out its responsibilities under such conditions or limitations as the MD&C Committee may set, other than its authority and responsibility with regard to awards granted to an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

Term

If approved by our shareholders, the amended and restated 2015 Plan will become effective June 16, 2021 and will have a ten-year term ending June 16, 2031.

Amendment and Termination

The MD&C Committee may at any time or times amend the 2015 Plan or any outstanding award for any purpose which may at the time be permitted by law and may at any time terminate the 2015 Plan as to any future grants of awards. However, except as otherwise expressly provided in the 2015 Plan, the MD&C Committee may not, without a participant’s consent, alter the terms of an award so as to affect materially and adversely such participant’s rights under an award, unless the MD&C Committee expressly reserved the right to do so at the time the award was granted. Any amendments to the 2015 Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the MD&C Committee.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the current federal income tax treatment generally arising with respect to grants of awards under the 2015 Plan for participants subject to taxation in the United States. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

NQSOs. A participant will not be subject to tax at the time an NQSO is granted. Upon the exercise of an NQSO, an amount equal to the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise will be included in the participant’s ordinary income. Upon disposition of shares of common stock acquired upon exercise, the appreciation or depreciation on the shares of common stock after the date of exercise will be treated by the participant as either capital gain or capital loss.

ISOs. A participant will not be subject to tax at the time an ISO is granted or exercised; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares of common stock received upon exercise of the ISO over the exercise price. Upon disposition of the shares of common stock acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares of common stock without satisfying both the holding period and employment requirements (a disqualifying disposition), the participant will recognize ordinary income at the time of the disqualifying disposition to the extent of the difference between the exercise price and the amount realized on such disqualifying disposition or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the ISO is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

SARs. A participant will not be subject to tax upon the grant of a SAR. Upon exercise of a SAR, an amount equal to the fair market value of the common stock on the date of exercise less the strike price will be taxable to the participant as ordinary income. A participant’s basis in any shares received will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period will begin on the day following the exercise date.

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

Restricted Stock Awards. A restricted stock award typically is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions on such restricted stock award lapse. A participant may elect to include in ordinary income the fair market value of the shares of common stock underlying a restricted stock award at the time the award is granted, in which event, there would be no further ordinary income recognition when the restrictions lapse. A participant’s basis in the shares from the vesting of a restricted stock award will be equal to the fair market value of such shares on the vesting date and the participant’s holding period will begin on such date, unless the participant elected to be taxed at the time that the restricted stock was awarded, in which case, the participant’s basis in the shares will be equal to the ordinary income recognized by the participant at the time of grant and the participant’s holding period will begin on such date of grant. Upon a subsequent sale of the share of restricted stock, the participant will recognize capital gain or loss.

RSUs. A participant will not recognize income at the time an RSU is granted. Upon receipt of shares of common stock (or the equivalent value in cash or any combination of cash and common stock) in settlement of an RSU, a participant will recognize ordinary income equal to the fair market value of the shares of common stock and cash received as of that date (less any amount he or she paid for the stock and cash).

Company’s Deductions. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including those imposed by Section 162(m) of the Code, as applicable.

NEW PLAN BENEFITS

The specific benefits or amounts to be received by or allocated to participants and the number of shares of common stock to be granted under the 2015 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the MD&C Committee.

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

AGGREGATE AWARDS GRANTED

The following table sets forth information with respect to the number of shares of common stock subject to awards previously granted to the following listed individuals and specified groups under the 2015 Plan since its inception through April 21, 2021, our record date. This table includes shares subject to awards that may have been exercised, cancelled or forfeited. No person has received or as determined at this time, will receive, 5% or more of the available shares under the 2015 Plan.

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Stock Awards	Number of Shares Underlying Restricted Stock Units
Martin K. Birmingham President and Chief Executive Officer	—	—	63,615
Justin K. Bigham Chief Financial Officer	—	—	13,486
Joseph L. Dugan Former Senior Vice President, Chief Experience and Go To Market Officer	—	—	11,087
Sean M. Willett Chief Administration Officer	—	—	10,030
Craig J. Burton Senior Vice President, Commercial Real Estate Executive	—	—	12,364
William L. Kreienberg Former Executive Vice President, Chief Banking and Revenue Officer	—	—	21,192
All current executive officers as a group	—	—	114,609
All current non-employee directors as a group	—	77,983	—
Each nominee for election as a director as a group	—	14,096	—
Each associate of any of such directors, executive officers or nominees	—	—	—
All employees, including current officers who are not executive officers, as a group	—	—	267,546

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PROPOSAL 3. APPROVAL OF AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2020, information about our equity compensation plans that have been approved by our shareholders, including the number of shares of our common stock exercisable under all outstanding options, warrants and rights, the weighted average exercise price of all outstanding options, warrants and rights and the number of shares available for future issuance under our equity compensation plans. We have no equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights (a)	Weighted- Average Exercise Price of Shares Underlying Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	162,114	—	155,623
Equity compensation plans not approved by shareholders	—	—	—
Total	162,114	—	155,623

(1)

Comprised of restricted stock units granted under our 2015 Plan. See Note 18, Share-Based Compensation, to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for further details. All restricted stock units are excluded from the weighted average exercise price column.

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2020 and has been selected to do so for 2021. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2020 and 2019, and fees billed for other services rendered by RSM.

	2020	2019
Audit Fees(1)	$695,185	$492,155
Audit Related Fees (2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total fees	$695,185	$492,155

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2020 and 2019.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2020 and 2019.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2020 and 2019.

The Board’s Audit Committee pre-approves all permissible services to be performed by the independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2021.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2020. At various times during the 2020 fiscal year, the Audit Committee met with RSM US LLP (“RSM”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2020, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2020 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Karl V. Anderson Jr.

Donald K. Boswell

Samuel M. Gullo

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OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the company and the Bank as of April 21, 2021, are identified below. Biographical information, including offices and periods served as an Executive Officer of the company or the Bank are also provided. Ages shown are as of December 31, 2020.

Name	Age	Office & Position(s)
Martin K. Birmingham(1)	54	President and Chief Executive Officer
Justin K. Bigham(1)	47	Executive Vice President, Chief Community Banking Officer
Samuel J. Burruano Jr(1)	52	Executive Vice President, Chief Legal Officer and Corporate Secretary
Sean M. Willett(1)	49	Executive Vice President, Chief Administrative Officer
W. Jack Plants II(1)	37	Senior Vice President, Chief Financial Officer and Treasurer
Randall R. Phillips(1)	52	Senior Vice President, Chief Risk Officer
Kevin B. Quinn(1)	57	Senior Vice President, Chief Commercial Banking Officer
Sonia M. Dumbleton	58	Senior Vice President, Controller

(1)	Member of the Executive Management Committee as of April 21, 2021

Martin K. Birmingham, a member of our Board of Directors, is the President and Chief Executive Officer of the company and the Bank, and his biographical information is set forth above under “Proposal 1 – Election of Directors.”

Justin K. Bigham was named Executive Vice President, Chief Community Banking Officer of the company and the Bank in February 2021. He joined us as Executive Vice President, Deputy Chief Financial Officer in October 2018 and was named Chief Financial Officer in April 2019. He also served as Treasurer from April to December 2019. Previously, he worked at HealthNow New York as Director of Financial Planning & Analysis and Treasury from 2017 to 2018 and at First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 to 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 to 2014. Mr. Bigham was with M&T Bank from 2003 to 2010, where he held numerous positions of increasing responsibility within the Finance Division. He is a Certified Public Accountant with eight years of public accounting experience; six years were with PricewaterhouseCoopers.

Samuel J. Burruano Jr. was named Executive Vice President, Chief Legal Officer and Corporate Secretary of the company and the Bank in February 2021. Between December 2019 and February 2021, he served as Senior Vice President, General Counsel and Corporate Secretary. He joined the Bank in October 2016 as Assistant General

Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in November 2018. Previously, he held various legal and compliance positions at First Niagara Bank, NA beginning in March 2011, most recently serving as Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP, from December 1993 to March 2011, where he ascended from associate counsel to partner.

Sean M. Willett was named Executive Vice President and Chief Administrative Officer of the company and the Bank in February 2021. Between November 2018 and February 2021, he served as Senior Vice President, Chief Administration Officer of the Bank after joining as Senior Vice President, Director of Internal Audit in August 2017. Previously, he worked at Morgan Stanley, starting in 2004, in various roles of increasing responsibility across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Americas Head of Finance Risk Management, and Global Head of Regulatory Affairs Strategy & Implementation beginning in 2014. Earlier, Mr. Willett served in Credit Risk at J.P. Morgan.

W. Jack Plants II was named Senior Vice President, Chief Financial Officer and Treasurer of the company and the Bank in February 2021. He joined the Bank in December 2019 as Senior Vice President, Corporate Treasurer. Until November 2019, he served as Senior

70	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

Vice President and Treasurer of United Bank where he progressed from Treasury Manager to Treasurer during his seven-year tenure. Earlier, Mr. Plants served in various treasury and credit roles at GE Capital, GE Commercial Finance and Five Star Bank.

Randall R. Phillips was named Senior Vice President, Chief Risk Officer of the Bank in November 2018. He joined the Bank as Senior Vice President, Loan Review Administrator in March 2017. Previously, he served as Relationship Manager at KeyBank (2016 to 2017), as Relationship Manager and Senior Underwriting Manager at First Niagara Bank (2014 to 2016), and as Underwriter (2005 to 2014) and Relationship Manager (1997 to 2005) at JP Morgan Chase Bank, NA.

Kevin B. Quinn was named Senior Vice President, Chief Commercial Banking Officer of the Bank in February 2021. He joined the Bank in August 2020 as Senior Vice

President, Commercial Banking Executive. From 2005 to late 2019, he served in leadership roles with HSBC Bank USA, NA, most recently as Managing Director and Regional Head of Corporate Banking. He began his career as an attorney with Jones Day in Cleveland, Ohio and subsequently spent 10 years in commercial banking at M&T Bank.

Sonia M. Dumbleton was named Senior Vice President, Controller of the company and the Bank in May 2013. She also served as Corporate Secretary of the company and the Bank from May 2013 to November 2018. Ms. Dumbleton served as Senior Vice President and Controller of the Bank from 2006 to May 2013. She held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

2021 Proxy Statement	71

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 21, 2021, the beneficial ownership of shares of Financial Institutions, Inc. common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 21, 2021.

Name	Title of class	Number of shares beneficially owned	Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 21, 2021	Percent of class outstanding(1)
Directors(2):
Karl V. Anderson Jr.	Common	17,431	—	*
Martin K. Birmingham	Common	108,814	—	*
Donald K. Boswell	Common	5,952	—	*
Dawn H. Burlew	Common	6,795	—	*
Andrew W. Dorn Jr.	Common	26,442	—	*
Robert M. Glaser	Common	25,767	—	*
Samuel M. Gullo	Common	28,160	—	*
Susan R. Holliday	Common	29,259	—	*
Robert N. Latella	Common	25,597	—	*
Kim E. VanGelder	Common	13,883	—	*
Director Nominees:
Mauricio F. Riveros	Common	—	—	*
Mark A. Zupan, PhD	Common	—	—	*
Named executive officers who are not Directors(2):
Justin K. Bigham	Common	1,500	—	*
Craig J. Burton	Common	3,174	—	*
Joseph L. Dugan	Common	6,115	—	*
William L. Kreienberg	Common	—	—	*
Sean M. Willett	Common	733	—	*
All current directors and executive officers as a group (22 persons)	Common	309,784	—	1.96%

*	Denotes less than 1%

(1)

As reported by such persons as of April 21, 2021 with percentages based on 15,828,899 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,786 shares of Series B-1 Preferred Stock, respectively, outstanding on April 21, 2021, including shares the individual or group has a right to acquire within 60 days of April 21, 2021 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

(2)	Each person has sole investment and voting power with respect to the stock beneficially owned by such person.

72	Financial Institutions, Inc.

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 21, 2021.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock (1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,289,017	(2)	8.14%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,278,274	(3)	8.08%

(1)	Based on 15,828,899 shares of Common Stock outstanding as of April 21, 2021.

(2)

Based on information set forth in Amendment number 5 to Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,240,259 shares; and sole dispositive power, 1,289,017 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 11 to Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,251,802 shares; and sole dispositive power, 1,278,274 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Japan Co., Ltd., BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, and BlackRock Investment Management (UK) Limited.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2022 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 30, 2021. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the annual meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the Annual Meeting. However, if the 2022 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2022 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2022 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2022 annual meeting of shareholders.

2021 Proxy Statement	73

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time and Location

Financial Institutions, Inc.’s Annual Meeting of Shareholders will be held via the virtual meeting online at www.virtualshareholdermeeting.com/FISI2021.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 21, 2021. On that date, there were 15,828,899 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 29, 2021, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 21, 2021 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the four nominees for election who receive the highest number of “for” votes will be elected as directors;

●	Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal;

●	Proposal 3 – The Amended and Restated 2015 Long-Term Incentive Plan will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

●	Proposal 4 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2021 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s NG Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the annual meeting.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 2, 3 or 4 but if more shareholders withhold votes from a director in Proposal 1 than vote “for” that director, the director must submit his or her resignation pursuant to our Director Resignation Policy.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange (“NYSE”), which are also

74	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1, 2 or 3. There will be no broker non-votes on Proposal 4.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the physical meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers. Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2021.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or

2021 Proxy Statement	75

INFORMATION ABOUT THE MEETING

Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020, are available at http://materials.proxyvote.com/317585 and on our website www.fiiwarsaw.com.

Annual Report on Form 10-K

Shareholders may receive a copy of our annual report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.fiiwarsaw.com by clicking on “Financials” at the top of the page, then on SEC Filings.

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2020, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $647,531, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with CNA Continental Casualty Company, Travelers Casualty and Surety Company of America, XL Specialty Insurance Company, AIG Specialty Insurance Company and Axis Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

76	Financial Institutions, Inc.

Appendix A

FINANCIAL INSTITUTIONS, INC.

AMENDED AND RESTATED

2015 LONG-TERM INCENTIVE PLAN

Financial Institutions, Inc. (the “Company”) hereby amends and restates the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Original Plan”) with this Financial Institutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) for the benefit of eligible Employees and Directors.

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1      Purpose.  The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its stockholders and to promote the growth and profitability of the Company and its Subsidiaries by (a) providing incentives to certain Employees and Directors of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business affairs of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) providing certain Employees and Directors with a means to acquire a proprietary interest in the Company, acquire shares of Common Stock, or to receive compensation which is based upon appreciation in the value of Common Stock; and (c) providing a means of obtaining, rewarding, and retaining Employees and Directors.

1.2      Effective & Expiration Date.  The Original Plan became effective as of May 6, 2015 (the “Original Effective Date”), upon the approval of the Plan by the Company’s stockholders on that date. The Plan (as amended and restated) shall become effective as of June 16, 2021 (the “Effective Date”), upon the approval of the Plan by the Company’s stockholders on that date. No Award will be granted under the Plan more than ten (10) years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

1.3      Successor Plan.  The Original Plan was established as a successor to the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”). No additional awards shall be made under the Prior Plans after the Original Effective Date. As provided by Section 4.2, shares of Common Stock authorized under the Prior Plans as of the Original Effective Date became available for issuance or transfer under the Original Plan. Outstanding awards under the Prior Plans continued in effect according to their terms as in effect before the Original Effective Date (subject to such amendments as the Committee determines, consistent with the Prior Plans, as applicable).

ARTICLE II

DEFINITIONS

2.1      Award.  Award shall mean, collectively, the Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Director Awards, and other equity awards that may be granted under the Plan.

2.2      Award Agreement.  Award Agreement shall mean a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under the Plan, such Award Agreement to be in such form as shall be prescribed by the Committee from time to time.

2.3      Board.  Board shall mean the board of directors of the Company.

2.4      Cause.  Cause as a reason for the termination of a Participant’s employment shall have the meaning assigned such term in the executive, employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, Cause shall mean the commission by the Participant of, or the determination by the Board, based on reasonable evidence of misconduct as presented by a law enforcement agency, or as a result of an internal or external audit or investigation, that the Participant has committed: (a) a criminal offense involving the violation of state or federal law; (b) a breach of fiduciary duty; (c) an act of dishonesty, fraud, or material misrepresentation; or (d) any act of moral turpitude which the Board determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations, or which may prevent, because of its demonstrated or demonstrable effect on employees, regulatory agencies, or customers, the Participant from effectively performing his duties. Any reference to the Company in this definition includes each of its Subsidiaries.

2.5      Change in Control.  Change in Control shall have the meaning specified in Section 7.2.

2.6      Code.  Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other guidance issued thereunder, as such law, regulations, and guidance may be amended from time to time.

2.7      Committee.  Committee shall mean the Management Development & Compensation Committee of the Board, each member of which is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and meets the independence requirements of the Nasdaq Stock Market listing standards.

2.8      Common Stock.  Common Stock shall mean the common stock of the Company, $0.01 par value per share.

2.9      Company.  Company shall mean Financial Institutions, Inc., a New York corporation, and its successors and assigns.

2.10      Director.  Director shall mean any non-employee member of the board of directors of the Company or a Subsidiary.

2.11      Director Awards.  Director Awards shall mean the director awards that may be made to an eligible Director pursuant to Section 6.6.

2.13      Disability.  Except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, and if the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement and except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the long-term disability plan or policy maintained, or if applicable, most recently maintained, by the Company or any Subsidiary for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability shall mean the condition described in Code Section 22(e)(3).

2.14      Effective Date.  Effective Date shall have the meaning specified in Section 1.2.

2.15      Employee.  Employee shall mean an employee of the Company or a Subsidiary.

2.16      Exchange Act.  Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.17      Exercise Price.  Exercise Price shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

2.18      Fair Market Value.  Fair Market Value of Common Stock shall mean the closing price of the Common Stock as reported on the Nasdaq Stock Market on the relevant valuation date or, if there were no Common Stock transactions on such day, on the next preceding date on which there were Common Stock transactions.

2.19      Good Reason.  Good Reason as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (a) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (b) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than fifty (50) miles away) from the geographic location immediately prior to the Change in Control; provided, however, no termination shall be deemed to be for Good Reason unless (i) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (ii) to the extent curable, the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (iii) the effective date of the termination for Good Reason occurs no later than one hundred eighty (180) days after the initial existence of the facts or circumstances constituting Good Reason.

2.20      Incentive Stock Option.  Incentive Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan with the intention that it qualify as an “incentive stock option” as that term is defined under Code Section 422.

2.21      Incumbent Board.  Incumbent Board shall have the meaning specified in Section 7.2(d).

2.22      Indemnified Person.  Indemnified Person shall have the meaning specified in Section 5.4(a).

2.23      Involuntary Termination.  Involuntary Termination shall mean termination of a Participant’s employment or service by the Company or a Subsidiary without Cause or by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company or a Subsidiary for Cause or due to the Participant’s death, Disability, or voluntary resignation other than for Good Reason.

2.24      Non-Qualified Stock Option.  Non-Qualified Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan and that is not an Incentive Stock Option.

2.25      Option.  Option shall mean a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 6.2.

2.26      Original Effective Date.  Original Effective Date shall have the meaning specified in Section 1.2.

2.27      Original Plan.  Original Plan shall have the meaning assigned to such term in the Preamble hereof.

2.28      Over 10% Owner.  Over 10% Owner shall mean an individual who, at the time an Incentive Stock Option is granted to such individual, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.29      Participant.  Participant shall mean an Employee or Director who has been granted an Award.

2.30      Performance Stock Award.  Performance Stock Award shall mean an Award as described in Section 6.4(c).

2.31      Performance Stock Unit Award.  Performance Stock Unit Award shall mean an Award as described in Section 6.5(b).

2.32      Plan.  Plan shall have the meaning assigned to such term in the Preamble hereof.

2.33      Plan Year.  Plan Year shall mean the calendar year.

2.34      Prior Plans.  Prior Plans shall have the meaning specified in Section 1.3.

2.35      Replaced Award.  Replaced Award shall have the meaning specified in Section 7.1(a).

2.36      Replacement Award.  Replacement Award shall have the meaning specified in Section 7.1(a).

2.37      Reporting Person.  Reporting Person shall mean an officer or director of the Company or a Subsidiary subject to the reporting requirements of Section 16 of the Exchange Act.

2.38      Restricted Period.  Restricted Period shall mean the period of time during which Restricted Stock Awards granted pursuant to Section 6.4 or Restricted Stock Unit Awards granted pursuant to Section 6.5 are subject to restrictions.

2.39      Restricted Stock Award.  Restricted Stock Award shall mean an Award of Common Stock subject to restrictions determined by the Committee as described in Section 6.4.

2.40      Restricted Stock Unit Award.  Restricted Stock Unit Award shall mean an Award as described in Section 6.5.

2.41      Stock Appreciation Right.  Stock Appreciation Right shall mean an Award of a stock appreciation right as described in Section 6.3.

2.42      Strike Price.  Strike Price shall mean the measuring price per share of Common Stock for a Stock Appreciation Right used to determine the payment of such Stock Appreciation Right.

2.43      Subsidiary.  Subsidiary shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44      Termination of Employment.  Termination of Employment shall mean the termination of the employment or other service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement, as determined by the Committee pursuant to Section 6.1(i)(3).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1      Eligibility.  Subject to the limitation on eligibility for Awards of Incentive Stock Options set forth in Section 6.2(g), any Employee or Director of the Company or a Subsidiary, who is selected by the Committee is eligible to receive an Award under the Plan.

3.2      Participation.  Unless otherwise determined by the Committee, as a condition precedent to participation in the Plan, each Employee or Director selected to receive an Award shall enter into an Award Agreement with the Company, agreeing to the terms and conditions of the Plan and the Award granted.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1      Types of Shares.  The shares of Common Stock subject to the provisions of the Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

4.2      Aggregate Limit.  Subject to adjustment in accordance with Section 9.1, the maximum number of shares of Common Stock reserved exclusively for issuance upon an award of or exercise or payment pursuant to Awards under the Plan shall be the sum of the following: (a) 734,000 shares of Common Stock; (b) the number of shares remaining available for issuance under the Prior Plans on the Original Effective Date; and (c) any shares of Common Stock that are subject to outstanding awards under the Prior Plans on the Original Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash. All or any of this maximum number of shares of Common Stock reserved under the Plan may be issued pursuant to Awards of Incentive Stock Options or pursuant to any one or more other Awards.

4.3      Calculation of Shares.

(a)      Share Counting.  For purposes of calculating the total number of shares of Common Stock available for grants of Awards hereunder, the following shall apply:

(1)      The number of shares of Common Stock available for grants of Awards hereunder shall be reduced by the number of shares for which Awards are actually granted under the Plan or the Original Plan; and

(2)      The grant of a Performance Stock Award or Performance Stock Unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under such Award.

(b)      Shares Added Back.  If less than the maximum number of shares of Common Stock which may be issued under a Performance Stock Award or Performance Stock

Unit Award are earned and issued, only the number of shares of Common Stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares of Common Stock issued shall again become available for grants under the Plan. Further, if any Award under the Plan or the Original Plan shall expire, terminate, be canceled (including cancellation upon the Participant’s exercise of a related Award), or is unsettled for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised, unsettled, or forfeited Award, shall not count against the aggregate limitations under Section 4.2 and shall again become available for grants under the Plan.

(c)      Shares NOT Added Back.  Shares of Common Stock equal in number to the shares tendered or withheld in payment of an Option Exercise Price or in settlement of any other Award, and shares of Common Stock that are tendered or withheld in order to satisfy any federal, state, or local tax liability, shall count against the aggregate limitations in Section 4.2 and shall not become available again for grants under the Plan. Provided further, the full number of shares of Common Stock subject to a Stock Appreciation Right shall count against the above limit, and any shares that were estimated to be used for such purposes and were not in fact so used shall not become available again for grants under the Plan.

(d)      Cash Settlement.  Cash settlements of Awards will not count against the above limits.

4.4      Participant Limits.

(a)      Employee Limits.  Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock for which Awards may be granted in any Plan Year to any Employee shall not exceed fifty thousand (50,000) shares of Common Stock.

(b)      Director Limits.  The aggregate grant date fair value of Awards granted in any Plan Year to any Director shall not exceed one hundred thousand dollars ($100,000); provided, however, such limit shall not apply to Awards granted to Directors pursuant to Section 6.6 in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock equal in value to the cash-based director fees that the Director would otherwise have received. The maximum amount that may be paid in any calendar year to any Director in property other than shares of Common Stock (including cash and Awards granted to Directors pursuant to Section 6.6 in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock equal in value to the cash-based director fees that the Director would otherwise have received) in respect of services as a Director shall not exceed $200,000.

ARTICLE V

ADMINISTRATION

5.1      Action of the Committee.  The Plan shall be administered by the Committee. In administering the Plan, the Committee’s actions, determinations, and interpretations made in good faith shall not be subject to review and shall be final, binding, and conclusive on all interested parties.

5.2      Duties and Powers of the Committee.  The Committee shall have the power to grant Awards in accordance with the provisions of the Plan and may grant Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, including the prohibition against repricing set forth in Section 8.3, the Committee shall have the discretion and authority to determine: (a) the Employees and Directors to whom Awards will be granted; (b) the number of shares of Common Stock subject to each Award; (c) the terms and conditions of each Award, including, without limitation, the applicable vesting schedule and forfeiture provisions of the Award, Exercise Price, Strike Price, performance goals, performance periods; Restriction Periods and exercise periods; and (d) such other matters applicable to an Award as are permissible under the Plan. Except as otherwise required by the Plan, the Committee shall have the authority to interpret and construe the provisions of the Plan and the Award Agreements, and to make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

5.3      Delegation.  The Committee may designate and authorize individual officers or employees of the Company or a Subsidiary who are not members of the Committee to carry out its responsibilities hereunder under such conditions or limitations as the Committee may set, other than its authority and responsibility with regard to Awards granted to a Reporting Person. References in the Plan to Committee shall include the individuals to whom the Committee has delegated to the extent of the authority so delegated.

5.4      No Liability; Indemnification.

(a)      No Director, member of the Committee, or officer or employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated (each, an “Indemnified Person”), shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award.

(b)      Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which the Indemnified Person may be a party or in which the Indemnified Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by the Indemnified Person in settlement thereof, with the Company’s approval, or paid by the Indemnified Person in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided the Indemnified Person shall give the Company an opportunity, at its own expense, to handle, and defend the same before the Indemnified Person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or policies, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE VI

AWARDS UNDER THE PLAN

6.1      Terms and Conditions of All Awards.

(a)      Shares Subject to Grant.  The number of shares of Common Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the Participant limits in Section 4.4.

(b)      Award Agreement.  Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan shall be superseded by the terms of the Plan.

(c)      Date of Grant.  The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Common Stock or amount of cash covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

(d)      Transfer and Exercise.  Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a Participant’s lifetime, only by the Participant, or in the event of the Disability of the Participant, by the Participant or the legal representative of the Participant, or in the event of the death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Any transfer or attempted transfer of an Award by a Participant not made in accordance with the Plan and the applicable Award Agreement will be void and of no effect, and the Company will not recognize, or have the duty to recognize, any transfer not made in accordance with the Plan and the applicable Award Agreement, and an Award attempted to be transferred will continue to be bound by the Plan and the applicable Award Agreement.

(e)      Payment.  Awards for which any payment is due from a Participant including, without limitation, the Exercise Price of an Option or the tax withholding required with respect to an Award pursuant to Section 6.1(g), may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i)      U.S. dollars by personal check, bank draft, or money order payable to the Company, by money transfer or direct account debits;

(ii)      Delivery to the Company of a number of shares of Common Stock having an aggregate fair market value of not less than the aggregate Exercise Price or minimum tax withholding required for the Award;

(iii)      Involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T;

(iv)      A cashless exercise if and to the extent permissible by applicable law; or

(v)      Any combination of the above forms and methods.

(f)      Dividend Equivalents.  If the Committee so determines and provides in an Award Agreement, Participants may be credited with any dividends paid with respect to the shares of Common Stock underlying an Award (other than an Option or Stock Appreciation Right) in a manner determined by the Committee in its sole discretion; provided, however, any dividend equivalents on an Award shall accrue and be paid only if and to the extent the shares of Common Stock underlying the Award become vested or payable. The Committee may apply any other restrictions to such dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividend equivalents, including cash or shares of Common Stock..

(g)      Withholding.  The Company shall deduct from all cash payments under the Plan the amount of any federal, state, or local taxes required to be withheld. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or upon the vesting of any Restricted Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld as a condition of and prior to the delivery or release of such shares.

(h)      Deferred Compensation.  Notwithstanding the Committee’s discretion to determine the terms and conditions of Awards under the Plan, the Committee may require or permit the deferral of the receipt of Awards (other than an Option or Stock Appreciation Right) upon such terms as the Committee deems appropriate and in accordance with the requirements of Code Section 409A.

(i)      Treatment of Awards upon Termination of Employment.

(1)      All Awards granted under the Plan, including all unexercised Options whether vested or non-vested, shall immediately be forfeited and may not thereafter vest or be exercised in the event a Participant incurs a Termination of Employment for Cause.

(2)      Except as otherwise provided by Section 6.1(i)(1), any Award under the Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Subsidiaries may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or as the Committee may otherwise determine to the extent not prohibited by or inconsistent with the provisions of the Plan (including Section 6.1(j)), taking into consideration such other factors as the Committee determines are relevant to its decision whether to continue an Award.

(3)      Subject to Section 6.1(i)(1), the Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

(j)      Exclusion from Minimum Vesting Requirements.  Awards granted under Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Section 6.7 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(1)      Up to a maximum of five percent (5%) of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.2 may be issued pursuant to Awards granted under Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Section 6.7 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections;

(2)      Continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a retirement, death, or Disability of a Participant, or in the event of a Change in Control subject to the limitations set forth in Section 7.1; and

(3)      Awards granted to Directors pursuant to Section 6.6 in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock equal in value to the cash-based director fees that the Director would otherwise have received shall not be subject to any minimum vesting period or continued provision of service requirement.

6.2      Options.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option. Each Incentive Stock Option granted under the Plan shall be clearly identified as to its status as an Incentive Stock Option and the applicable Award Agreement shall reflect such status. Subject to the special conditions applicable to Incentive Stock Options set forth in Section 6.2(g) and the special conditions applicable to substitute Options set forth in Section 6.2(f), Options awarded under the Plan shall be subject to the following terms and conditions:

(a)      Exercise Price.  Subject to adjustment in accordance with Section 9.1, the Exercise Price per share of Common Stock purchasable under any Option shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Exercise Price may not be less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(b)      Option Term.  The exercise period for each Option granted under the Plan shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(c)      Conditions to Exercise.  Each Option granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Options shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of an Option as it may deem appropriate. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(d)      Exercise of Option.  An Option shall be exercised by (i) delivery to the Company of a written notice of exercise (on the form or in the manner specified by the Company for such notice) with respect to all or a specified number of shares of Common Stock subject to the Option, and (ii) payment to the Company of the full amount of the Exercise Price in a manner permissible under Section 6.1(e) and the applicable Award Agreement.

(e)      No Rights as a Stockholder.  The holder of an Option, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Option until such time as the Option vests, is exercised and the shares of Common Stock are issued to the holder of the Option.

(f)      Special Provisions for Substitute Options.  Notwithstanding anything to the contrary in this Section 6.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a corporate transaction, may provide for an Exercise Price and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby; provided, however, the number of shares of Common Stock and the Exercise Price of any Option issued in substitution for an option previously issued by another entity shall be determined in accordance with the requirements of Code Section 409A.

(g)      Special Conditions for Incentive Stock Options.  Notwithstanding anything to the contrary in Section 6.1 or this Section 6.2, Incentive Stock Options shall be subject to the following terms and conditions:

(i)      Incentive Stock Options may only be granted to Employees of the Company or of a Subsidiary that qualifies as a “subsidiary corporation” within the meaning given such term by Code Section 424.

(ii)      The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which

Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an Employee during any calendar year (under all plans of the Company and its Subsidiaries) may not exceed one hundred thousand dollars ($100,000); provided, however, if such limitation is exceeded, the portion of such Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

(iii)      No Incentive Stock Option may be granted after ten (10) years from the date that the Plan is approved by the Company’s stockholders.

(iv)      With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.

(v)      The exercise period for an Incentive Stock Option must be no longer than ten (10) years from the date that the Incentive Stock Option is granted, or in the case of an Incentive Stock Option granted to an Over 10% Owner, the exercise period may be no longer than five (5) years after the date that the Incentive Stock Option is granted.

(vi)      For an Incentive Stock Option issued in substitution for an incentive stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, both the number of shares of Common Stock and the Exercise Price of the substitute Incentive Stock Option shall be computed in accordance with Code Section 424.

(vii)      Incentive Stock Options granted under the Plan are intended to comply with Code Section 422, and the provisions of the Plan and the Award Agreements for any Incentive Stock Options granted under the Plan shall be construed in such manner as to effectuate that intent.

6.3      Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive at the time of payment or exercise, for a specified or determinable number of shares of the Common Stock, an amount equal to a percentage (not to exceed 100%) of the excess of Fair Market Value of a share of Common Stock over the applicable Strike Price per share of Common Stock. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(a)      Strike Price.  Subject to adjustment in accordance with Section 9.1, the Strike Price per share of Common Stock under any Stock Appreciation Right shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Strike Price may not be less than the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(b)      Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Stock Appreciation Rights shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of a Stock Appreciation Right as it may deem appropriate. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts as determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement.

(c)      No Rights as a Stockholder.  The holder of a Stock Appreciation Right, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Stock Appreciation Right until such time as the Stock Appreciation Right vests, is exercised, or paid and the shares of Common Stock are issued to the holder of the Stock Appreciation Right.

(d)      Settlement.  Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, shares of Common Stock (valued at the aggregate fair market value), or a combination thereof, as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

6.4      Restricted Stock Awards.  Each Restricted Stock Award shall be made in such number of shares of Common Stock, upon such terms and conditions on such shares, for such Restricted Period and with such dividend or voting rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Awards shall be subject to the following terms and conditions:

(a)      Consideration.  The Committee may require a payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b)      Shares.  A Restricted Stock Award granted pursuant to the Plan may be evidenced by book entry or in such manner as the Committee shall determine, and the Committee may take any action it deems necessary or advisable to reflect that the shares of Common Stock that are part of the Restricted Stock Award are subject to its applicable terms, conditions, and restrictions applicable, until the restrictions thereon shall have lapsed.

(c)      Vesting.  Each Restricted Stock Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Restricted Stock Awards shall not vest for at least one year after the date of grant. Restricted Stock Awards subject to performance goals may be designated as Performance Stock Awards. A Restricted Stock Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(d)      Rights as Stockholder.  Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, a grant of a Restricted Stock Award shall immediately entitle the Participant to voting and dividend rights with respect to the shares of Common Stock subject to the Award; provided, however, the dividends and other distributions on the shares of Common Stock subject to the Award shall in all cases either (i) be deferred and payment thereof contingent on the vesting of the shares of Common Stock with respect to which such dividends and other distributions are paid, or (ii) be credited with additional number of shares of Restricted Stock determined using the amount of dividends that would have been paid on the number of shares of Common Stock underlying the Award and the fair market value of a share of Common Stock on the applicable dividend payment date, in each case subject to the same vesting and forfeiture restrictions that apply to the shares of Common Stock subject to the Award with respect to which such dividends and other distributions are paid.

6.5      Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall entitle the Participant to receive, at a specified future date or event, payment of a specified number of shares of Common Stock or an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of the applicable Restricted Period. Each Restricted Stock Unit Award shall be made in such number of shares of Common Stock, upon such terms and conditions, for such Restricted Period and with such dividend equivalent rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a)      Consideration.  The Committee may require a payment from the Participant in consideration of a payment of a Restricted Stock Unit Award or may grant a Restricted Stock Unit Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b)      Vesting.  Each Restricted Stock Unit Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee provided, however, except as otherwise permitted by Section 6.1(j), Restricted Stock Units shall not vest for at least one year after the date of grant. Restricted Stock Unit Awards subject to performance goals may be designated as Performance Stock Unit Awards. A Restricted Stock Unit Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(c)      No Rights as a Stockholder.  The holder of a Restricted Stock Unit Award, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Restricted Stock Unit Award until such time as the Restricted Stock Unit Award vests, is paid and the shares of Common Stock are issued to the holder of the Restricted Stock Unit Award.

(d)      Settlement.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent fair market value, any combination thereof or in any other form of consideration, as determined by the Committee and set forth in the applicable Award Agreement.

6.6      Director Awards.  Subject to the limitations in Section 4.4(b), in addition to the ability of Directors to receive Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, or other Awards under this Article VI, Directors may also (a) receive Awards of outright shares of Common Stock, subject to the limitations set forth in Section 6.1(j), and (b) be permitted to elect to receive, pursuant to procedures established by the Committee, Awards of outright shares of Common Stock in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock with a fair market value equal to the cash-based director fees that the Director would otherwise have received.

6.7      Other Awards.  Subject to applicable law and the limits set forth in Article IV, the Committee may grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Except as otherwise permitted by Section 6.1(j), such Awards shall not vest for at least one year after the date of grant. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation shares of Common Stock, notes or other property, as the Committee determines.

ARTICLE VII

CHANGE IN CONTROL

7.1      Effect of a Change in Control.  In the event of a Change in Control, the following acceleration, exercisability, and valuation provisions will apply:

(a)    Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit or Other Award will lapse, and each Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an Award meeting the requirements of Section 7.1(b) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 7.1(b) to replace or adjust such outstanding Award (a “Replaced Award”);

(b)      An Award meets the conditions of this Section 7.1(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit award for Restricted Stock Unit Award, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) the federal tax consequences to the Participant holding the Replaced Award of the Replacement Award are not less favorable to such Participant than the federal tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied; and

(c)      Except as otherwise provided in an executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, upon the Involuntary Termination, during the period of two (2) years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of ninety (90) days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

7.2      Definition.  For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(a)      There shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company’s common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly owned subsidiary of the Company immediately before the consolidation or merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(b)      For Awards granted prior to June 16, 2021, the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, and for Awards granted on or after June 16, 2021, the liquidation or dissolution of the Company;

(c)      Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the Company’s then-outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such twenty percent (20%) beneficial owner; or

(d)      Individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof within any twelve (12) month period, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1      Termination and Amendment of Plan.

(a)      Subject to the limitations of Section 8.3, the Board may amend or terminate the Plan at any time; provided, however, the Board shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Common Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the Code or other applicable laws, or the Nasdaq Stock Market listing standards.

(b)      Notwithstanding Section 8.1(a), without the consent of the holder of an Award, no such termination or amendment of the Plan may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no termination or amendment of the Plan shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.2      Amendment of Award Agreements.  Subject to the limitations of Section 8.3, the Board or the Committee may amend an Award Agreement at any time, in their sole discretion; provided, however, without the consent of the holder of an Award, no such amendment of an Award Agreement may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no amendment of the Award Agreement shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.3      No Repricing.  Except as provided by Section 9.1, without the approval of the Company’s stockholders, the Exercise Price of an Option or the Strike Price of a Stock Appreciation Right may not be amended or modified after the grant of the Option or Stock Appreciation Right, and an Option or Stock Appreciation Right may not be surrendered or cancelled in consideration of, or in exchange for, cash, other Awards, or the grant of a new Option or Stock Appreciation Right having an Exercise Price or Strike Price below that of the Option or Stock Appreciation Right that was surrendered or cancelled, and without the approval of the Company’s stockholders, neither the Board nor the Committee may take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded.

ARTICLE IX

GENERAL PROVISIONS

9.1      Changes in Capitalization; Merger; Liquidation.

(a)      The aggregate number of shares of Common Stock reserved for the grant of Awards, for issuance upon the exercise or payment, as applicable, of each outstanding Award and upon vesting of an Award; the annual limit per Participant; the Exercise Price of each outstanding Option; the Strike Price of each outstanding Stock Appreciation Right and the specified number of shares of Common Stock to which each outstanding Award pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

(b)      In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but, except as set forth in this Section, may not otherwise diminish the then value of the Award.

(c)      The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company or a Subsidiary to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company or a Subsidiary, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company or a Subsidiary, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

9.2      Code Section 409A.  Options, Stock Appreciation Rights, Restricted Stock Awards, and Director Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards, dividend equivalents, and all other Awards awarded under the Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provisions shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

9.3      Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Subsidiaries or affects the right of the Company or any of its Subsidiaries to terminate a Participant’s employment or services at any time.

9.4      Non-Alienation of Benefits.  Except as otherwise expressly provided by the Plan, no Award or benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, or charge; and any attempt to do so shall be void. No such Award or benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

9.5      Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares of Common Stock covered by such Award upon any securities exchange or under any federal or state law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares of Common Stock pursuant to such Award may be withheld unless and until such listing, registration, or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Common Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

9.6      FDIA Limitations.  Any actions by the Company under the Plan or any Award Agreement must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of the activities of the Company. Specifically, any payments to the Participant by the Company, whether pursuant to the Plan, an Award Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

9.7      Compensation Recovery Policy.  Notwithstanding any provision of the Plan or an Award Agreement, the amount of any cash paid under an Award, any shares of Common Stock granted or issued under an Award, and any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time, and the Committee shall include a provision in Award Agreements to give effect to such policy.

9.8      Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

9.9      Choice of Law.  The laws of the State of New York shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

9.10      Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

9.11      Interpretation.  Whenever used in the Plan, nouns in the singular shall include the plural and the plural shall include the singular, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections in the Plan are inserted for convenience and reference only, and they do not constitute part of the Plan.

*        *        *         *        *

Appendix B

Financial Institutions, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

	Year Ended December 31,
	2020	2019

Pre-tax pre-provision income:

Net income	$38,332	$48,862

Add: Income tax expense	7,391	10,559

Add: Provision for credit losses	27,184	8,044

Pre-tax pre-provision income	$72,907	$67,465

B-1

FINANCIAL INSTITUTIONS, INC. 220 LIBERTY STREET WARSAW, NY 14569 ATTN: Samuel J. Burruano, Jr.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. (Eastern) on 06/15/2021 for shares held directly and by 11:59 P.M. (Eastern) on 06/13/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. (Eastern) on 06/15/2021 for shares held directly and by 11:59 P.M. (Eastern) on 06/13/ 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors

Nominees

01	Dawn H. Burlew 02 Robert N. Latella 03 Mauricio F. Riveros 04 Mark A. Zupan, PhD

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Advisory Vote to Approve Compensation of Our Named Executive Officers	☐	☐	☐
3.	Approval of Amended and Restated 2015 Long-Term Incentive Plan	☐	☐	☐
4.	Ratification of Appointment of RSM US LLP as our Independent Registered Public Accounting Firm	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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FINANCIAL INSTITUTIONS, INC.

Annual Meeting of Shareholders

June 16, 2021 10:00 a.m. (Eastern)

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) W. Jack Plants II and Samuel J. Burruano Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Eastern) on 6/16/2021 by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side